                                                                    Exhibit 4.2





                     HOUSEHOLD CONSUMER LOAN TRUST 1996-2,

                                   as Issuer


                                      AND


                             THE BANK OF NEW YORK,

                              as Indenture Trustee


                   _________________________________________



                              [FORM OF INDENTURE]

                       Dated as of [______________] 1996


                   __________________________________________



                   HOUSEHOLD CONSUMER LOAN ASSET BACKED NOTES

                                 SERIES 1996-2

                               TABLE OF CONTENTS

Section                                                                                                               Page
- -------                                                                                                               ----
                                                            ARTICLE I

                                                           Definitions

         1.01.        Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.02.        Incorporation by Reference of Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . .   2
         1.03.        Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                                                            ARTICLE II

                                                    Original Issuance of Notes
         2.01.        Form   . . . . . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.02.        Execution, Authentication and Delivery  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         2.03.        Opinions of Counsel   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5

                                                           ARTICLE III

                                                            Covenants

         3.01.        Collection of Payments on the Series 1996-2 Participation Interest  . . . . . . . . . . . . . .   6
         3.02.        Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3.03.        Money for Payments To Be Held in Trust; Paying Agent; Certificate Paying Agent. . . . . . . . .   6
         3.04.        Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3.05.        Payment of Principal and Interest; Defaulted Interest   . . . . . . . . . . . . . . . . . . . .   9
         3.06.        Protection of Indenture Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.07.        Opinions as to Indenture Trust Estate   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.08.        Performance of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.09.        Negative Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.10.        Annual Statement as to Compliance   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.11.        Indenture Trust Estate; Related Documents   . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.12.        Amendments to Pooling and Servicing Agreement   . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.13.        Investment Company Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.14.        Existence of Issuer; Issuer May Consolidate, etc., Only on Certain Terms  . . . . . . . . . . .  17
         3.15.        Successor or Transferee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.16.        No Other Business   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.17.        No Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.18.        Guarantees, Loans, Advances and Other Liabilities   . . . . . . . . . . . . . . . . . . . . . .  19
         3.19.        Capital Expenditures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.20.        Restricted Payments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.21.        Notice of Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3.22.        Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20




         3.23.     Statements to Noteholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.24.     Determination of Note Rate and Certificate Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.25.     Optional Repurchase of the Series 1996-2 Participation Interest   . . . . . . . . . . . . . . . . . . . .   20

                                                                ARTICLE IV

                                            The Notes; Satisfaction and Discharge of Indenture

         4.01.     The Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.02.     Registration of and Limitations on Transfer and Exchange of Notes;
                   Appointment of Certificate Registrar  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         4.03.     Mutilated, Destroyed, Lost or Stolen Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         4.04.     Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.05.     Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.06.     Book-Entry Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         4.07.     Notices to Depository   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         4.08.     Definitive Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   . .   25
         4.09.     Tax Treatment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.10.     Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         4.11.     Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         4.12.     Repayment of Moneys Held by Paying Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27

                                                                 ARTICLE V

                                                                 Remedies

         5.01.     Event of Default; Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . . . .   28
         5.02.     Collection of Indebtedness and Suits for Enforcement by Indenture Trustee   . . . . . . . . . . . . . . .   29
         5.03.     Remedies; Priorities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
         5.04.     Optional Preservation of the Indenture Trust Estate   . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.05.     Limitation of Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.06.     Unconditional Rights of Noteholders To Receive Principal and Interest   . . . . . . . . . . . . . . . . .   34
         5.07.     Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.08.     Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.09.     Delay or Omission Not a Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.10.     Control by Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.11.     Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
         5.12.     Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.13.     Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.14.     Sale of Indenture Trust Estate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
         5.15.     Action on Notes   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.16.     Performance and Enforcement of Certain Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

                                                                   ARTICLE VI

                                                              The Indenture Trustee
         6.01.        Duties of Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         6.02.        Rights of Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         6.03.        Individual Rights of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.04.        Indenture Trustee's Disclaimer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.05.        Notice of Event of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.06.        Reports by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.07.        Compensation and Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
         6.08.        Replacement of Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   43
         6.09.        Successor Indenture Trustee by Merger   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         6.10.        Appointment of Co-Indenture Trustee or Separate Indenture Trustee   . . . . . . . . . . . . . . . . . .   45
         6.11.        Eligibility; Disqualification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         6.12.        Preferential Collection of Claims Against Issuer  . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
         6.13.        Representation and Warranty   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.14.        Directions to Indenture Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         6.15.        No Consent to Certain Acts of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47

                                                                   ARTICLE VII

                                                         Noteholders' Lists and Reports

         7.01.        Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders  . . . . . . . . . . . . . . . .   48
         7.02.        Preservation of Information; Communications to Noteholders  . . . . . . . . . . . . . . . . . . . . . .   48
         7.03.        Reports by Issuer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
         7.04.        Reports by Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

                                                                  ARTICLE VIII

                                                      Accounts, Disbursements and Releases

         8.01.        Collection of Money   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         8.02.        Trust Accounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         8.03.        Opinion of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
         8.04.        Termination Upon Distribution to Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         8.05.        Release of Indenture Trust Estate   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
         8.06.        Surrender of Notes Upon Final Payment   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   52

                                                                   ARTICLE IX

                                                             Supplemental Indentures

         9.01.        Supplemental Indentures Without Consent of Noteholders  . . . . . . . . . . . . . . . . . . . . . . . . . 53

         9.02.        Supplemental Indentures With Consent of Noteholders   . . . . . . . . . . . . . . . . . . . . . . . .   54
         9.03.        Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.04.        Effect of Supplemental Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.05.        Conformity with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
         9.06.        Reference in Notes to Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . . . . .   57

                                                                    ARTICLE X

                                                                  Miscellaneous

         10.01.       Compliance Certificates and Opinions, etc   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
         10.02.       Form of Documents Delivered to Indenture Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         10.03.       Acts of Noteholders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   60
         10.04.       Notices, etc., to Indenture Trustee, Issuer, and Rating Agencies  . . . . . . . . . . . . . . . . . .   61
         10.05.       Notices to Noteholders; Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62
         10.06.       Alternate Payment and Notice Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.07.       Conflict with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.08.       Effect of Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.09.       Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.10.       Separability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.11.       Benefits of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.12.       GOVERNING LAW   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   63
         10.13.       Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.14.       Recording of Indenture  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.15.       Issuer Obligation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.16.       No Petition   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64
         10.17.       Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         10.18.       Authority of the Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

Signatures and Seals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   66
Acknowledgments   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   67

EXHIBITS

Exhibit A-1 - Form of Class A-1 Note
Exhibit A-2 - Form of Class A-2 Note
Exhibit A-3 - Form of Class A-3 Note
Exhibit A-4 - Form of Class B Note

Appendix A  - Definitions

                 This Indenture, dated as of [________________] 1996, between HOUSEHOLD CONSUMER LOAN TRUST 1996-2, a Delaware business trust, as Issuer (the "Issuer"), and The Bank of New York, a New York banking corporation, as Indenture Trustee (the "Indenture Trustee"),

                                WITNESSETH THAT:

                 Each party hereto agrees as follows for the benefit of the other party and for the benefit of the Holders of the Household Consumer Loan Asset Backed Notes, Series 1996-2, Class A and Class B Notes (collectively the "Notes").


                                GRANTING CLAUSE

                 The Issuer hereby Grants to the Indenture Trustee at the Closing Date, as Indenture Trustee for the benefit of the Holders of the Notes, all of the Issuer's right, title and interest in and to whether now existing or hereafter created (a) the Series 1996-2 Participation Interest free and clear of any Liens, and all monies and the collections and proceeds due thereon and any part thereof which consists of general intangibles (as defined in the UCC),
(b) all rights of the Issuer as holder of the Series 1996-2 Participation Interest in and to the Pooling and Servicing Agreement including without limitation, rights to consent, receive notices and vote thereunder; (c) all funds on deposit from time to time in the Payment Account and all proceeds thereof, and (d) all present and future claims, demands, causes and chooses in action in respect of any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any or all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing (collectively, the "Indenture Trust Estate" or the "Indenture Collateral").

                 The foregoing Grant is made in trust to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes, and to secure compliance with the provisions of this Indenture, all as provided in this Indenture.

                 The Indenture Trustee, as Indenture Trustee on behalf of the Holders of the Notes, acknowledges such Grant, accepts the trust under this Indenture in accordance with the provisions hereof and agrees to perform its duties as Indenture Trustee as required herein.


                                   ARTICLE I

                                  Definitions

          Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions attached hereto as Appendix A which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

          Section 1.02. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the Securities and Exchange Commission.

                 "indenture securities" means the Notes.

                 "indenture security holder" means a Noteholder.

                 "indenture to be qualified" means this Indenture.

                 "indenture trustee" or "institutional trustee" means the Indenture Trustee.

                 "obligor" on the indenture securities means the Issuer and any other obligor on the indenture securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

         Section 1.03. Rules of Construction. Unless the context otherwise requires:

                 (i)   a term has the meaning assigned to it;

                (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

               (iii)   "or" is not exclusive;

                      (iv)  "including" means including without limitation;

                       (v) words in the singular include the plural and words in the plural include the singular; and

                      (vi) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

                                   ARTICLE II

                           Original Issuance of Notes

         Section 2.01. Form. The Class A-1, Class A-2, Class A-3 and Class B Notes, together with the Indenture Trustee's certificate of authentication, shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3 and B, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

         The Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods (with or without steel engraved borders), all as determined by the Authorized Officers executing such Notes, as evidenced by their execution of such Notes.

         The terms of the Notes set forth in Exhibits A-1, A-2, A-3, and B are part of the terms of this Indenture.

         Section 2.02. Execution, Authentication and Delivery. The Notes shall be executed on behalf of the Issuer by any of its Authorized Officers. The signature of any such Authorized Officer on the Notes may be manual or facsimile.

         Notes bearing the manual or facsimile signature of individuals who were at any time Authorized Officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

         The Indenture Trustee shall upon Issuer Request authenticate and deliver the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes for original issue in aggregate initial principal amounts of $_____________, $_____________, $_____________, and $_____________,
respectively.

         Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered Notes and the Notes shall be issuable in the minimum initial Security Balances of $100,000 and in integral multiples of $1,000 in excess thereof.

         No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substan-tially in the form provided for herein executed by the Indenture Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

         Section 2.03. Opinions of Counsel. On the Closing Date, the Indenture Trustee shall have received: (i) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to securities law matters; (ii) an Opinion of Counsel, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the tax status of the arrangement created by the Indenture;
(iii) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, with respect to the due authorization, valid execution and delivery of this Indenture and with respect to its binding effect on the Issuer; and (iv) an Opinion of Counsel to the Issuer, in form and substance reasonably satisfactory to the Indenture Trustee and its counsel, to the effect that the Indenture creates in favor of the Indenture Trustee a first priority perfected security interest in the Series 1996-2 Participation Interest and the other assets of the Indenture Trust Estate.

                                  ARTICLE III

                                   Covenants

         Section 3.01. Collection of Payments on the Series 1996-2 Participation Interest. The Indenture Trustee shall establish and maintain with itself a trust account (the "Payment Account") in which the Indenture Trustee shall, subject to the terms of this paragraph, deposit, on the same day as it is received from the Deposit Trustee, each remittance received by the Indenture Trustee with respect to the Series 1996-2 Participation Interest.
The Indenture Trustee shall make all payments of principal of and interest on the Notes, subject to Section 3.03 as provided in Section 3.05 herein from moneys on deposit in the Payment Account.

         Section 3.02. Maintenance of Office or Agency. The Issuer will maintain in the Borough of Manhattan, The City of New York, an office or agency where, subject to satisfaction of conditions set forth herein, Notes may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby initially appoints the Indenture Trustee to serve as its agent for the foregoing purposes. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office of the Indenture Trustee, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

         Section 3.03. Money for Payments To Be Held in Trust; Paying Agent; Certificate Paying Agent. (a) As provided in Section 3.01, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Payment Account pursuant to Section 3.01 shall be made on behalf of the Issuer by the Indenture Trustee or by the Paying Agent, and no amounts so withdrawn from the Payment Account for payments of Notes shall be paid over to the Issuer except as provided in this Section 3.03.

         The Issuer will cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent it hereby so agrees), subject to the provisions of this Section 3.03, that such Paying Agent will:

                      (i) hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

                     (ii) give the Indenture Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

                    (iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

                     (iv) immediately resign as Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

                      (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

         The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Request direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and be paid to the Issuer on Issuer Request; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof (but only to the extent of the amounts so paid to the Issuer), and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and direction of the Issuer cause to be published once, in an Authorized Newspaper published in the English language, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Issuer. The Indenture Trustee shall also adopt and employ, at the expense and direction of the Issuer, any other reasonable means of notification of such repayment (including, but not limited to, mailing notice of such repayment to Holders whose Notes have been called but have not been surrendered for redemption or whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Indenture Trustee or of any Paying Agent, at the last address of record for each such Holder).

         The Issuer hereby appoints The Bank of New York as Certificate Paying Agent to make payments to Certificateholders on behalf of the Issuer in accordance with the provisions of the Certificates, Section 3.05 hereof and the provisions of the Trust Agreement, and The Bank of New York hereby accepts such appointment and further agrees that it will be bound by the provisions of the Trust Agreement relating to the Certificate Paying Agent and will:

                      (i) hold all sums held by it for the payment of amounts due with respect to the Certificates in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and as provided in the Trust Agreement and pay such sums to such Persons as herein and therein provided;

                     (ii) give the Owner Trustee notice of any default by the Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Certificates;

                    (iii) at any time during the continuance of any such default, upon the written request of the Owner Trustee forthwith pay to the Owner Trustee on behalf of the Issuer all sums so held in Trust by such Certificate Paying Agent;

                     (iv) immediately resign as Certificate Paying Agent and forthwith pay to the Owner Trustee on behalf of the Issuer all sums held by it in trust for the payment of Certificates if at any time it ceases to meet the standards required to be met by the Certificate Paying Agent at the time of its appointment;

                      (v) comply with all requirements of the Code with respect to the withholding from any payments made by it on any Certificates of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith; and

                      (vi) deliver to the Owner Trustee a copy of the report to Certificateholders prepared with respect to each Payment Date by the Servicer pursuant to Article V of the Pooling and Servicing Agreement.

         Section 3.04. Existence. The Issuer will keep in full effect its existence, rights and franchises as a business trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other state or of the United States of America, in which case the Issuer will keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Series 1996-2 Participation Interest and each other instrument or agreement included in the Indenture Trust Estate.

         Section 3.05.  Payment of Principal and Interest; Defaulted Interest.
(a) On each Payment Date from amounts on deposit in the Payment Account, the Paying Agent, on behalf of the Issuer, shall pay to the Noteholders and the Certificate Paying Agent, on behalf of the Issuer shall pay to the Certificateholders and the Indenture Trustee in its capacity as agent for the Issuer shall pay to other Persons the amounts to which they are entitled as set forth below:

                      (i) sequentially (a) to the Holders of the Class A-1 Notes, the related Class Interest Distribution, (b) to the Holders of the Class A-2 Notes, the related Class Interest Distribution, (c) to the Holders of the Class A-3 Notes, the related Class Interest Distribution, (d) to the Holders of the Class B Notes, the related Class Interest Distribution and (e) subject to the proviso set forth following clause (vii) below to the Holders of the Certificates, the Certificate Yield;

                      (ii)  sequentially, up to the Optimum Monthly Principal,

                          (a) to the Holders of the Class A-1 Notes, until the
                 Principal Balance of the Class A-1 Notes would equal the Class A- 1 Targeted Principal Balance,

                          (b) to the Holders of the Class A-2 Notes, until the
                 Principal Balance of the Class A-2 Notes would equal the Class A- 2 Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class A-2 Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes,

                          (c) to the Holders of the Class A-3 Notes, until the
                 Principal Balance of the Class A-3 Notes would equal the Class A- 3 Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class A-3 Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes, and

                          (d) to the Holders of the Class B Notes, until the
                 Principal Balance of the Class B Notes would equal the Class B Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class B Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes;

                    (iii) to the Holders of the Certificates, up to the balance of the Optimum Monthly Principal, until the Certificate Balance would equal the Certificate Targeted Balance so long as the Certificate Adjusted Security Balance would not thereby be reduced below the Certificate Minimum Adjusted Balance;

                      (iv) HCLC, the initial Holder of the Designated Certificate or its transferee, up to the balance of the Optimum Monthly Principal, provided the Overcollateralization Amount is not less than the Overcollateralization Minimum Amount;

                      (v) sequentially, up to the Accelerated Principal Payment Amount,

                          (a) to the Holders of the Class A-1 Notes, until the
                 Principal Balance of the Class A-1 Notes would equal the Class A- 1 Targeted Principal Balance,

                          (b) to the Holders of the Class A-2 Notes, until the
                 Principal Balance of the Class A-2 Notes would equal the Class A- 2 Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class A-2 Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes,

                          (c) to the Holders of the Class A-3 Notes, until the
                 Principal Balance of the Class A-3 Notes would equal the Class A- 3 Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class A-3 Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes, and

                          (d) to the Holders of the Class B Notes, until the
                 Principal Balance of the Class B Notes would equal the Class B Targeted Principal Balance, so long as the related Adjusted Principal Balance for the Class B Notes would not thereby be reduced below the related Minimum Adjusted Principal Balance for such Class of Notes,

                          (e) to the Holders of the Class A-1 Notes, until the
                 Principal Balance on the Class A-1 Notes would equal zero,

                          (f) to the Holders of the Class A-2 Notes, until the
                 Principal Balance on the Class A-2 Notes would equal zero,

                          (g) to the Holders of the Class A-3 Notes, until the
                 Principal Balance on the Class A-3 Notes would equal zero, and

                          (h) to the Holders of the Class B Notes, until the
                 Principal Balance on the Class B Notes would equal zero;

                 (vi) sequentially, up to the balance of the Optimum Monthly Principal,

                          (a) to the Holders of the Class A-1 Notes, until the
                 Principal Balance on the Class A-1 Notes would equal zero,

                          (b) to the Holders of the Class A-2 Notes, until the
                 Principal Balance on the Class A-2 Notes would equal zero,

                          (c) to the Holders of the Class A-3 Notes, until the
                 Principal Balance on the Class A-3 Notes would equal zero,

                          (d) to the Holders of the Class B Notes, until the
                 Principal Balance on the Class B Notes would equal zero, and

                          (e) to the Holders of the Certificates, until the
                 Certificate Balance would equal the Certificate Minimum Balance, or if the Series 1996-2 Participation Interest Invested Amount is zero, then to the to the Holders of the Certificates, until the Certificate Balance would equal zero, and

                          (f) to HCLC, the initial Holder of the Designated
                 Certificate or its transferee provided the Overcollateralization Amount is greater than zero; and

                    (vii) any remaining amounts to HCLC, the initial Holder of the Designated Certificate or its transferee.

provided that, in the event (a) an Event of Default shall have occurred and be continuing, (b) immediately prior to any Distribution Date the Series 1996-2 Participation Interest Invested Amount is less than the aggregate Security Balance of the Class A and Class B Notes immediately prior to such related Payment Date, or (c) the remittances on the Series 1996-2 Participation Interest for such Payment Date is less than the aggregate amount to be paid pursuant to clauses (i) above, the amount to be paid pursuant to clause (i)(c) above will be paid only after payments are made on the Notes pursuant to clause
(ii) for such Payment Date.

         Amounts distributed pursuant to clauses (iv) and (vi)(f) above shall be paid in the following order in respect of the following amounts (a) first to HCLC, the initial Holder of the Designated Certificate or its transferee to the extent of Accelerated Principal Payments made on the Notes, and (b) second to HCLC, the initial Holder of the Designated Certificate or its transferee in reduction of the Holdback Amount and (c) third once the Holdback Amount is reduced to zero, any remaining amount to HCLC, as the initial Holder of the Designated Certificate or its transferee.

         The amounts paid to Noteholders shall be paid to each Class in accordance with the Class Percentage as set forth in paragraph (b) below. Interest will accrue on the Notes during an Interest Period on the basis of the actual number of days in such Interest Period and a year assumed to consist of 360 days.

         Any installment of interest or principal, if any, payable on any Note that is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall, if such Holder holds Notes of an aggregate initial Principal Balance of at least $5,000,000 be paid to each Holder of record on the preceding Record Date, by wire transfer to an account specified in writing by such Holder reasonably satisfactory to the Indenture Trustee as of the preceding Record Date or in all other cases or if no such instructions have been delivered to the Indenture Trustee, by check to such Noteholder mailed to such Holder's address as it appears in the Note Register the amount required to be distributed to such Holder on such Payment Date pursuant to such Holder's Securities. Amounts to be paid to Certificateholders and the owner of the Holdback Amount shall be paid by the Certificate Paying Agent in the manner provided in the Trust Agreement.

         Neither the Indenture Trustee nor the Issuer shall pay to such Holders any amount required to be withheld from a payment to such Holder by the Code and any amounts so withheld shall be deemed to have been paid.

         (b) The principal of each Note shall be due and payable in full on the Final Scheduled Payment Date as provided in the related form of Note set forth in Exhibits A-1, A-2, A-3 and A-4. All principal payments on each Class of Notes shall be made to the Noteholders of such Class entitled thereto in accordance with the Percentage Interests represented by such Notes. Upon notice to the Indenture Trustee by the Issuer, the Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Final Scheduled Payment Date or other final Payment Date. Such notice shall be mailed no later than five Business Days prior to such Final Scheduled Payment Date or other final Payment Date and shall specify that payment of the principal amount and any interest due with respect to such Note at the Final Scheduled Payment Date or other final Payment Date will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for such final payment.

         (c) On any Payment Date with respect to which Series 1996-2 Participation Interest Charge-Offs were incurred during the preceding Due Period and less than the Optimum Monthly Principal is distributed in respect of principal on such Payment Date, such amount that was not distributed shall be allocated in the following order:

                      (i) (A) to HCLC, the initial Holder of the Designated Certificate or its transferee to the extent of Accelerated Principal Payments made on the Notes, and (B) to HCLC, the initial Holder of the Designated Certificate or its transferee to the extent of the Holdback Amount until such amount equals zero.

                      (ii) to the Certificate Adjusted Security Balance until the Certificate Adjusted Security Balance equals zero;

                    (iii) to the Class B Adjusted Principal Balance until the Class B Adjusted Principal Balance equals zero; and

                     (iv) to the Class A-3 Adjusted Principal Balance until the Class A-3 Adjusted Principal Balance equals zero;

                      (v) to the Class A-2 Adjusted Principal Balance until the Class A-2 Adjusted Principal Balance equals zero; and

                      (vi) to the Class A-1 Adjusted Principal Balance until the Class A-1 Adjusted Principal Balance equals zero.

         (d) On to any Payment Date in which a Reversal exists, it shall be allocated in the following order of priority:

                   (i) to the Class A-1 Adjusted Principal Balance until the Class A-1 Adjusted Principal Balance equals the Principal Balance of the Class A-1 Notes;

                   (ii) to the Class A-2 Adjusted Principal Balance until the Class A-2 Adjusted Principal Balance equals the Principal Balance of the Class A-2 Notes;

                   (iii) to the Class A-3 Adjusted Principal Balance until the Class A-3 Adjusted Principal Balance equals the Principal Balance of the Class A-3 Notes;

                   (iv) to the Class B Adjusted Principal Balance until the Class B Adjusted Principal Balance equals the Principal Balance of the Class B Notes;


                 (v) to the Certificate Adjusted Security Balance until the Certificate Adjusted Security Balance equals the amount of the Security Balance of the Certificates; and

                 (vi) (A) first to the Holdback Amount to the extent of any Series 1996-2 Participation Charge-Offs allocated to the Holdback Amount pursuant to Section 3.05(c)(i) on prior Payment Dates, and (B) second to HCLC, as the initial Holder of the Designated Certificates or its transferee to the extent of any Series 1996-2 Participation Charge-Offs allocated to the HCLC, the initial Holder of Designated Certificate or its transferee pursuant to Section 3.05(c)(i) on prior Payment Dates.

         Section 3.06. Protection of Indenture Trust Estate. (a) The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and will take such other action necessary or advisable to:

                      (i) in the case of the Series 1996-2 Participation Interest, take physical delivery of the Series 1996-2 Participation Interest and cause it to be registered in the name of the Indenture Trustee for the benefit of the Holders of the Notes;

                      (ii) maintain or preserve the lien and security interest (and the priority thereof) of this Indenture or carry out more effectively the purposes hereof;

                     (iii) perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

                      (iv) enforce Series 1996-2 Participation Interest in the manner contemplated by Section 5.16; and

                      (v) preserve and defend title to the Indenture Trust Estate and the rights of the Indenture Trustee and the Noteholders in such Indenture Trust Estate against the claims of all persons and parties.

         (b) Except as otherwise provided in this Indenture, the Indenture Trustee shall not remove any portion of the Indenture Trust Estate that consists of money or is evidenced by an instrument, certificate or other writing from the jurisdiction in which it was held at the date of the most recent Opinion of Counsel delivered pursuant to Section 3.07(b) (or from the jurisdiction in which it was held as described in the Opinion of Counsel delivered at the Closing Date pursuant to Section 3.07(a), if no Opinion of Counsel has yet been delivered pursuant to Section 3.07(b)) unless the Trustee shall have first received an Opinion of Counsel to the effect that the lien and security interest created by this Indenture with respect to such property will continue to be maintained after giving effect to such action or actions.

         The Issuer hereby designates the Indenture Trustee its agent and attorney-in-fact to execute any financing statement, continuation statement or other instrument required to be executed pursuant to this Section 3.06.

         Section 3.07. Opinions as to Indenture Trust Estate. (a) On or promptly following the Closing Date, the Issuer shall furnish to the Indenture Trustee, the Owner Trustee and to the Administrator an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of the Series 1996-2 Participation Interest, the recording and filing of this Indenture, any indentures supplemental hereto, and any other requisite documents, and with respect to the execution and filing of any financing statements and continuation statements, as are necessary to perfect and make effective the lien and security interest of this Indenture and reciting the details of such action, or stating that, in the opinion of such counsel, no such action is necessary to make such lien and security interest effective.

         (b) On or before December 31 in each calendar year, beginning in [1997,] the Issuer shall furnish to the Indenture Trustee and to the Administrator an Opinion of Counsel at the expense of Issuer either stating that, in the opinion of such counsel, such action has been taken with respect to the Series 1996-2 Participation Interest, the recording, filing, re-record-ing and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Indenture and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and refiling of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until December 31 in the following calendar year.

         Section 3.08. Performance of Obligations. (a) The Issuer will punctually perform and observe all of its obligations and agreements contained in this Indenture, the Basic Documents and in the instruments and agreements included in the Indenture Trust Estate. Except as otherwise expressly provided therein, the Issuer shall not waive, amend, modify, supplement or terminate any Basic Document, without the consent of the Indenture Trustee or the Holders of at least a majority of the Security Balances of the Notes. Upon the taking of any such action with respect to any Basic Document the Issuer shall give written notice thereof to the Rating Agencies.

         (b) The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator to assist the Issuer in performing its duties under this Indenture.

         (c) The Issuer will not take any action or permit any action to be taken by others which would release any Person from any of such Person's covenants or obligations under any of the documents relating to the Series 1996-2 Participation Interest or under any instrument included in the Indenture Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any of the documents relating to the Series 1996-2 Participation Interest or any such instrument.

         (d) The Issuer shall at all times retain an Administrator and may enter into contracts with other Persons for the performance of the Issuer's obligations hereunder, and performance of such obligations by such Persons shall be deemed to be performance of such obligations by the Issuer.

         Section 3.09. Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

                      (i) claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Indenture Trust Estate; or

                      (ii) (A) permit the validity or effectiveness of this Indenture to be impaired, or permit the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Notes under this Indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of this Indenture) to be created on or extend to or otherwise arise upon or burden the Indenture Trust Estate or any part thereof or any interest therein or the proceeds thereof or (C) permit the lien of this Indenture not to constitute a valid first priority security interest in the Indenture Trust Estate.

         Section 3.10. Annual Statement as to Compliance. The Issuer will deliver to the Indenture Trustee and the Rating Agencies within 120 days after the end of each fiscal year of the Issuer (commencing with the fiscal year
1996), an Officer's Certificate stating, as to the Authorized Officer signing such Officer's Certificate, that:

                      (i) a review of the activities of the Issuer during such year and of its performance under this Indenture has been made under such Authorized Officer's supervision; and

                      (ii) to the best of such Authorized Officer's knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in its compliance with any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

         Section 3.11. Indenture Trust Estate; Related Documents. (a) When required by the provisions of this Indenture, the Indenture Trustee shall execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the

Indenture Trustee as provided in this Article III shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as there are no Notes Outstanding, release all of the Indenture Trust Estate to the Issuer (other than any cash held for the payment of the Notes pursuant to Section 3.03 or 4.11), subject, however, to the rights of the Indenture Trustee under
Section 6.07.

         Section 3.12. Amendments to Pooling and Servicing Agreement. The Indenture Trustee may consent to any amendment or supplement to the Pooling and Servicing Agreement only in accordance with Section 13.01 of the Pooling and Servicing Agreement if (i) it has received a letter from each Rating Agency to the effect that such amendment will not result in the reduction or withdrawal of the ratings then assigned to the Notes or (ii) a majority in interest of Noteholders (by Security Balance of the Notes) have instructed the Indenture Trustee to consent to such amendment and if an Opinion of Counsel is required to be delivered pursuant to Section 13.01 of the Pooling and Servicing Agreement, such opinion shall be delivered to the Indenture Trustee. The Indenture Trustee may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

         Section 3.13. Investment Company Act. The Issuer shall not become an "investment company" or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term "investment company" but also any available exceptions to such general definition); provided, however, that the Issuer shall be in compliance with this Section
3.13 if it shall have obtained an order exempting it from regulation as an "investment company" so long as it is in compliance with the conditions imposed in such order.

         Section 3.14. Existence of Issuer; Issuer May Consolidate, etc., Only on Certain Terms. (a) The Issuer shall at all times while any Notes are outstanding maintain its existence except as otherwise permitted by Subsections
(b) or (c) below.

         (b) The Issuer shall not consolidate or merge with or into any other Person, unless:

                      (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form reasonably satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein;

                      (ii)  immediately after giving effect to such
         transaction, no Event of Default shall have occurred and be continuing;

                    (iii) each Rating Agency shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

                      (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

                      (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                      (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation or merger and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         (c) The Issuer shall not convey or transfer any of its properties or assets, including those included in the Indenture Trust Estate, to any Person, unless:

                      (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state, (B) expressly assumes, by an indenture supplemental hereto, executed and delivered to the Indenture Trustee, in form satisfactory to the Indenture Trustee, the due and punctual payment of the principal of and interest on all Notes and the performance or observance of every agreement and covenant of this Indenture on the part of the Issuer to be performed or observed, all as provided herein, (C) expressly agrees by means of such supplemental indenture that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Holders of the Notes, (D) unless otherwise provided in such supplemental indenture, expressly agrees to indemnify, defend and hold harmless the Issuer against and from any loss, liability or expense arising under or related to this Indenture and the Notes and (E) expressly agrees by means of such supplemental indenture that such Person (or if a group of Persons, then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the Notes;

                      (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                    (iii) each Rating Agency shall have notified the Issuer that such transaction shall not cause the rating of the Notes to be reduced, suspended or withdrawn;

                      (iv) the Issuer shall have received an Opinion of Counsel (and shall have delivered copies thereof to the Indenture Trustee) to the effect that such transaction will not have any material adverse tax consequence to the Issuer or any Noteholder;

                      (v) any action that is necessary to maintain the lien and security interest created by this Indenture shall have been taken; and

                      (vi) the Issuer shall have delivered to the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such conveyance or transfer and such supplemental indenture comply with this Article III and that all conditions precedent herein provided for relating to such transaction have been complied with (including any filing required by the Exchange Act).

         Section 3.15. Successor or Transferee. (a) Upon any consolidation or merger of the Issuer in accordance with Section 3.14(b), the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such Person had been named as the Issuer herein.

         (b) Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 3.14(c), the Issuer will be released from every covenant and agreement of this Indenture to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery of written notice to the Indenture Trustee is to be so released.

         Section 3.16. No Other Business. The Issuer shall not engage in any business other than financing, purchasing, owning and selling and managing the Series 1996-2 Participation Interest in the manner contemplated by this Indenture and the Basic Documents and all activities incidental thereto.

         Section 3.17. No Borrowing. The Issuer shall not issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness except for the Notes.

         Section 3.18. Guarantees, Loans, Advances and Other Liabilities. Except as contemplated by this Indenture, the Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person.

         Section 3.19. Capital Expenditures. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

         Section 3.20. Restricted Payments. The Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Issuer or otherwise with respect to any ownership or equity interest or security in or of the Issuer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Issuer may make, or cause to be made, (x) distributions to the Owner Trustee and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under the Trust Agreement, and (y) payments to the Indenture Trustee.

         Section 3.21. Notice of Events of Default. The Issuer shall give the Indenture Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and under the Trust Agreement.

         Section 3.22. Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

         Section 3.23. Statements to Noteholders. The Indenture Trustee and the Certificate Registrar shall forward by mail to each Noteholder and Certificateholder, respectively, the Monthly Servicing Report and the Monthly Security Statement delivered to them pursuant to Article V of the Pooling and Servicing Agreement and Section 6.06(b) hereof, respectively.

         Section 3.24. Determination of Note Rate and Certificate Rate. On the second LIBOR Business Day immediately preceding (i) the Closing Date in the case of the first Interest Period and (ii) the first day of each succeeding Interest Period, the Indenture Trustee after consultation with the Servicer shall determine LIBOR and the Note Rate and the Certificate Rate for such Interest Period and shall inform the Issuer and the Seller at their respective facsimile numbers given to the Indenture Trustee in writing thereof.

         Section 3.25. Optional Repurchase of the Series 1996-2 Participation Interest. (a) The Seller may, with 10 days prior written notice to the Owner Trustee, Servicer and the Indenture Trustee, purchase the entire Series 1996-2 Participation Interest, on any Payment Date in which the Aggregate Security Balance is equal to or less than ten percent of the initial Aggregate Security Balance. The Seller shall deposit into the Payment Account on the Business Day prior to the Payment Date on which such purchase is to occur, an amount equal to the principal balance of the Series 1996-2 Participation Interest and the amount of interest and Certificate Yield to be distributed to the Security holders pursuant to Section 3.05(a) as of such Payment Date.

                                   ARTICLE IV

               The Notes; Satisfaction and Discharge of Indenture

         Section 4.01. The Notes. (a) The Notes shall be registered in the name of a nominee designated by the Depository. Beneficial Owners will hold interests in the Notes through the book-entry facilities of the Depository in minimum initial Principal Balances of $100,000 and integral multiples of $1,000 in excess thereof.

         The Indenture Trustee may for all purposes (including the making of payments due on the Notes) deal with the Depository as the authorized representative of the Beneficial Owners with respect to the Notes for the purposes of exercising the rights of Holders of Notes hereunder. Except as provided in the next succeeding paragraph of this Section 4.01, the rights of Beneficial Owners with respect to the Notes shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and Depository Participants. Except as provided in Section 4.08, Beneficial Owners shall not be entitled to definitive certificates for the Notes as to which they are the Beneficial Owners. Requests and directions from, and votes of, the Depository as Holder of the Notes shall not be deemed inconsistent if they are made with respect to different Beneficial Owners. The Indenture Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Noteholders and give notice to the Depository of such record date. Without the consent of the Issuer and the Indenture Trustee, no Note may be transferred by the Depository except to a successor Depository that agrees to hold such Note for the account of the Beneficial Owners.

         In the event the Depository Trust Company resigns or is removed as Depository, the Indenture Trustee with the approval of the Issuer may appoint a successor Depository. If no successor Depository has been appointed within 30 days of the effective date of the Depository's resignation or removal, each Beneficial Owner shall be entitled to certificates representing the Notes it beneficially owns in the manner prescribed in Section 4.08.

         The Notes shall, on original issue, be executed on behalf of the Issuer by the Owner Trustee, not in its individual capacity but solely as Owner Trustee, authenticated by the Note Registrar and delivered by the Indenture Trustee to or upon the order of the Issuer.

         Section 4.02. Registration of and Limitations on Transfer and Exchange of Notes; Appointment of Certificate Registrar. The Note Registrar shall cause to be kept at its Corporate Trust Office a Note Register in which, subject to such reasonable regulations as it may prescribe, the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes as herein provided.

         Subject to the restrictions and limitations set forth below, upon surrender for registration of transfer of any Note at the Corporate Trust Office, the Owner Trustee on behalf of the Issuer shall execute and the Note Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes in authorized initial Security Balances evidencing the same aggregate Percentage Interests.

         Subject to the foregoing, at the option of the Noteholders, Notes may be exchanged for other Notes of like tenor or, in each case in authorized initial Principal Balances evidencing the same aggregate Percentage Interests upon surrender of the Notes to be exchanged at the Corporate Trust Office of the Note Registrar. Whenever any Notes are so surrendered for exchange, the Issuer shall execute and the Note Registrar shall authenticate and deliver the Notes which the Noteholder making the exchange is entitled to receive. Each Note presented or surrendered for registration of transfer or exchange shall (if so required by the Note Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form reasonably satisfactory to the Note Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing. Notes delivered upon any such transfer or exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Notes surrendered.

         No service charge shall be made for any registration of transfer or exchange of Notes, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes.

         All Notes surrendered for registration of transfer and exchange shall be cancelled by the Note Registrar and delivered to the Indenture Trustee for subsequent destruction without liability on the part of either.

         The Issuer hereby appoints The Bank of New York as Certificate Registrar to keep at its Corporate Trust Office a Certificate Register pursuant to Section 3.09 of the Trust Agreement in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates, and of transfers and exchanges thereof pursuant to Section 3.05 of the Trust Agreement. The Bank of New York hereby accepts such appointment.

         Section 4.03. Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture
Trustee receives evidence to its satis-
faction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a bona fide purchaser, and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute, and upon its request the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note of the same Class; provided, however, that if any such destroyed, lost or stolen Note, but not a mutilated Note, shall have become or within seven days shall be due and payable, instead of issuing a replacement Note, the Issuer may pay such destroyed, lost or stolen Note when so due or payable without surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a bona fide purchaser of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a bona fide purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

         Upon the issuance of any replacement Note under this Section 4.03, the Issuer may require the payment by the Holder of such Note of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

         Every replacement Note issued pursuant to this Section 4.03 in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

         The provisions of this Section 4.03 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

         Section 4.04. Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name any Note is registered (as of the day of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any agent of the Issuer or the Indenture Trustee shall be affected by notice to the contrary.

         Section 4.05. Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 4.05, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Request that they be returned to it; provided, that such Issuer Request is timely and the Notes have not been previously disposed of by the Indenture Trustee.

         Section 4.06. Book-Entry Notes. The Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Depository, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Depository, and no Beneficial Owner will receive a definitive Note representing such Beneficial Owner's interest in such Note, except as provided in Section
4.08. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Beneficial Owners pursuant to Section 4.08:

                      (i) the provisions of this Section 4.06 shall be in full force and effect;

                      (ii) the Note Registrar and the Indenture Trustee shall be entitled to deal with the Depository for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole holder of the Notes, and shall have no obligation to the Noteholders;

                    (iii)   to the extent that the provisions of this Section
         4.06 conflict with any other provisions of this Indenture, the provisions of this Section 4.06 shall control;

                      (iv) the rights of Beneficial Owners shall be exercised only through the Depository and shall be limited to those established by law and agreements between such Beneficial Owners and the Depository and/or the Depository Participants pursuant to the Note Depository Agreement. Unless and until Definitive Notes are issued pursuant to Section 4.08, the initial Depository will make book-entry transfers among the Depository Participants and receive and transmit payments of principal of and interest on the Notes to such Depository Participants; and

                      (v) whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Security Balances of the Notes, the Depository shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Beneficial Owners and/or Depository Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

         Section 4.07. Notices to Depository. Whenever a notice or other communication to the Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Beneficial Owners pursuant to
Section 4.08, the Indenture Trustee shall give all such notices and communications specified herein to be given to Holders of the Notes to the Depository, and shall have no obligation to the Beneficial Owners.

         Section 4.08. Definitive Notes. If (i) the Administrator advises the Indenture Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Notes and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Depository or (iii) after the occurrence of an Event of Default, Beneficial Owners representing beneficial interests aggregating at least a majority of the Security Balances of the Notes advise the Depository in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Beneficial Owners, then the Depository shall notify all Beneficial Owners and the Indenture Trustee of the occurrence of any such event and of the availability of Definitive Notes to Beneficial Owners requesting the same. Upon surrender to the

Indenture Trustee of the typewritten Notes representing the Book-Entry Notes by the Depository, accompanied by registration instructions, the Issuer shall execute and the Indenture Trustee shall authenticate the Definitive Notes in accordance with the instructions of the Depository. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Notes, the Indenture Trustee shall recognize the Holders of the Definitive Notes as Noteholders.

         Section 4.09. Tax Treatment. The Issuer has entered into this Indenture, and the Notes will be issued, with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of its Note (and each Beneficial Owner by its acceptance of an interest in the applicable Book-Entry
Note), agree to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

         Section 4.10.  Satisfaction and Discharge of Indenture.   This
Indenture shall cease to be of further effect with respect to the Notes except as to (i) rights of registration of transfer and exchange, (ii) substitution of mutilated, destroyed, lost or stolen Notes, (iii) rights of Noteholders to receive payments of principal thereof and interest thereon, (iv) Sections 3.03, 3.04, 3.06, 3.09, 3.14, 3.16 and 3.17, (v) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.07 and the obligations of the Indenture Trustee under Section 4.11) and (vi) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture with respect to the Notes, when

                 (A)      either

                 (1) all Notes theretofore authenticated and delivered (other than (i) Notes that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 4.03 and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 3.03) have been delivered to the Indenture Trustee for cancellation; or

                 (2) all Notes not theretofore delivered to the Indenture Trustee for cancellation

                          a.      have become due and payable, or

                          b. will become due and payable at the Final Scheduled Payment Date within one year,

         and the Issuer, in the case of a. or b. above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States of America (which will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes then outstanding not theretofore delivered to the Indenture Trustee for cancellation when due on the Final Scheduled Payment Date;

                 (B) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer.

         Section 4.11. Application of Trust Money. All moneys deposited with the Indenture Trustee pursuant to Section 4.10 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Indenture Trustee may determine, to the Holders of Notes, of all sums due and to become due thereon for principal and interest; but such moneys need not be segregated from other funds except to the extent required herein or required by law.

         Section 4.12. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Administrator other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.05 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

                                   ARTICLE V

                                    Remedies

         Section 5.01. Event of Default; Acceleration of Maturity; Rescission and Annulment. The Issuer shall deliver to the Indenture Trustee, within five days after the occurrence of any event, which with the giving of notice and the lapse of time would become an Event of Default under clause (iii) of the definition of "Event of Default", written notice in the form of an Officer's Certificate of such event, its status and what action the Issuer is taking or proposes to take with respect thereto. If an Event of Default should occur and be continuing, then and in every such case the Indenture Trustee or the Holders of Notes representing not less than a majority of the Security Balances of all Notes may declare the Notes to be immediately due and payable, by a notice in writing to the Issuer (and to the Indenture Trustee if given by Noteholders), and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable.

         At any time after such declaration of acceleration of maturity has been made and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereinafter in this Article V provided, the Holders of Notes representing a majority of the Security Balances of all Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

                      (i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay:

                          (A) all payments of principal of and interest on the Notes and all other amounts that would then be due hereunder or upon the Notes if the Event of Default giving rise to such acceleration had not occurred; and

                          (B) all sums paid or advanced by the Indenture Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel; and

                      (ii) all Events of Default, other than the nonpayment of the principal of the Notes that has become due solely by such acceleration, have been cured or waived as provided in Section 5.11.

         No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Section 5.02. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee. (a) The Issuer covenants that if (i) default is made in the payment of any interest on any Note when the same becomes due and payable, and such default continues for a period of five days, or (ii) default is made in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable, the Issuer will, upon demand of the Indenture Trustee, pay to it, for the benefit of the Holders of Notes, the whole amount then due and payable on the Notes for principal and interest, with interest upon the overdue principal, and in addition thereto such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents and outside counsel.

         (b) In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Indenture Trustee, in its own name and as trustee of an express trust, subject to the provisions of Section 10.16 hereof may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon the Notes and collect in the manner provided by law out of the property of the Issuer or other obligor the Notes, wherever situated, the moneys adjudged or decreed to be payable.

         (c) If an Event of Default occurs and is continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof may, as more particularly provided in Section 5.03, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

         (d) In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Indenture Trust Estate, Proceedings under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the creditors or property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

                      (i) to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, and outside counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

                     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of Notes in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

                    (iii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and of the Indenture Trustee on their behalf; and

                      (iv) to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Holders of Notes allowed in any judicial proceedings relative to the Issuer, its creditors and its property;

and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each of such Noteholders to make payments to the Indenture Trustee, and, in the event that the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, and outside counsel, and all other expenses and liabilities incurred, and all advances made, by the Indenture Trustee and each predecessor Indenture Trustee except as a result of negligence or bad faith.

         (e) Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the

Notes or the rights of any Holder thereof or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

         (f) All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Indenture Trustee without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Notes.

         (g) In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Holders of the Notes, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

         Section 5.03. Remedies; Priorities. (a) If an Event of Default shall have occurred and be continuing, the Indenture Trustee, subject to the provisions of Section 10.16 hereof, may do one or more of the following (subject to Section 5.04):

                      (i) institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Indenture Trust Estate;

                     (ii) exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Holders of the Notes; and

                    (iii) sell the Indenture Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Indenture Trust Estate following an Event of Default, unless (A) the Holders of 100% of the Security Balances of the Notes consent thereto, (B) the proceeds of such sale or liquidation distributable to Holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the Indenture Trustee determines that the Series 1996-2 Participation Interest will not continue to provide sufficient funds for the payment of principal of and interest on the Notes, as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee obtains the consent of the Holders of not less than 66-2/3% of the Security Balances of the Notes. In determining such sufficiency or insufficiency with respect to clause (B) and (C), the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         (b) If the Indenture Trustee collects any money or property pursuant to this Article V, it shall deposit such money into the Payment Account and pay out the money in the following order:

                 FIRST:  to the Indenture Trustee for amounts due hereunder;

                 SECOND: to Holders of Class A-1 Notes for amounts due and unpaid on such Class of Notes first for interest and then for principal, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest and then for principal, until all amounts of interest due have been paid and the Security Balance of such Class of Notes is reduced to zero;

                 THIRD: to Holders of Class A-2 Notes for amounts due and unpaid on such Class of Notes first for interest and then for principal, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest and then for principal, until all amounts of interest due have been paid and the Security Balance of such Class of Notes is reduced to zero;

                 FOURTH: to Holders of Class A-3 Notes for amounts due and unpaid on such Class of Notes first for interest and then for principal, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest and then for principal, until all amounts of interest due have been paid and the Security Balance of such Class of Notes is reduced to zero;

                 FIFTH: to Holders of Class B Notes for amounts due and unpaid on such Class of Notes first for interest and then for principal, and to each Noteholder of such Class in each case ratably, without preference or priority of any kind, according to the amounts due and payable on such Class of Notes for interest and then for principal, until all amounts of interest due have been paid and the Security Balance of such Class of Notes is reduced to zero;

                 SIXTH: to the Issuer for amounts required to be distributed to the Certificateholders in respect of Certificate Yield and reduction of the Certificate Balance pursuant to the Trust Agreement;

                 SEVENTH: to the Issuer for amounts due under Article VIII of the Trust Agreement; and

                 EIGHTH: to the payment of the remainder, if any to HCLC, the initial Holder of the Designated Certificate or its transferee.

         The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 5.03. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

         Section 5.04.  Optional Preservation of the Indenture Trust Estate.
If the Notes have been declared to be due and payable under Section 5.01 following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, but need not, elect to maintain possession of the Indenture Trust Estate. It is the desire of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes and other obligations of the Issuer and the Indenture Trustee shall take such desire into account when determining whether or not to maintain possession of the Indenture Trust Estate. In determining whether to maintain possession of the Indenture Trust Estate, the Indenture Trustee may, but need not, obtain and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Indenture Trust Estate for such purpose.

         Section 5.05. Limitation of Suits. No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless and subject to the provisions of Section 10.16 hereof:

                      (i) such Holder has previously given written notice to the Indenture Trustee of a continuing Event of Default;

                      (ii) the Holders of not less than 25% of the Security Balances of the Notes have made written request to the Indenture Trustee to institute such Proceeding in respect of such Event of Default in its own name as Indenture Trustee hereunder;

                    (iii) such Holder or Holders have offered to the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;

                      (iv) the Indenture Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such Proceedings; and

                      (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Holders of a majority of the Security Balances of the Notes.

It is understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided.

         In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Holders of Notes, each representing less than a majority of the Security Balances of the Notes, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

         Section 5.06. Unconditional Rights of Noteholders To Receive Principal and Interest. Notwithstanding any other provisions in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest, if any, on such Note on or after the respective due dates thereof expressed in such Note or in this Indenture and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         Section 5.07. Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or to such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

         Section 5.08. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         Section 5.09. Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

         Section 5.10. Control by Noteholders. The Holders of a majority of the Security Balances of Notes shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or exercising any trust or power conferred on the Indenture Trustee; provided that:

                       (i) such direction shall not be in conflict with any rule of law or with this Indenture;

                      (ii) subject to the express terms of Section 5.03, any direction to the Indenture Trustee to sell or liquidate the Indenture Trust Estate shall be by Holders of Notes representing not less than 100% of the Security Balances of Notes;

                     (iii) if the conditions set forth in Section 5.04 have been satisfied and the Indenture Trustee elects to retain the Indenture Trust Estate pursuant to such Section, then any direction to the Indenture Trustee by Holders of Notes representing less than 100% of the Security Balances of Notes to sell or liquidate the Indenture Trust Estate shall be of no force and effect; and

                      (iv) the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to
Section 6.01, the Indenture Trustee need not take any action that it determines might involve it in liability or might materially adversely affect the rights of any Noteholders not consenting to such action.

         Section 5.11.  Waiver of Past Defaults.   Prior to the declaration of
the acceleration of the maturity of the Notes as provided in Section 5.01, the Holders of Notes of not less than a majority of the Security Balances of the Notes may waive any past Event of Default and its consequences except an Event of Default (a) with respect to payment of principal of or interest on any of the Notes or (b) in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Note. In the case of any such waiver, the Issuer, the Indenture Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

         Upon any such waiver, any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto. The Indenture Trustee shall notify the Rating Agencies of any such waiver pursuant to this Section 5.11.

         Section 5.12.  Undertaking for Costs.   All parties to this Indenture
agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.12 shall not apply to (a) any suit instituted by the Indenture Trustee, (b) any suit instituted by any Noteholder, or group of Noteholders, in each case holding in the aggregate more than 10% of the Security Balances of the Notes or (c) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the respective due dates expressed in such Note and in this Indenture.

         Section 5.13. Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         Section 5.14. Sale of Indenture Trust Estate. (a) The power to effect any sale or other disposition (a "Sale") of any portion of the Indenture Trust Estate pursuant to Section 5.03 is expressly subject to the provisions of
Section 5.04 and this Section 5.14. The power to effect any such Sale shall not be exhausted by any one or more Sales as to any portion of the Indenture Trust Estate remaining unsold, but shall continue unimpaired until the entire Indenture Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale. The Indenture Trustee hereby expressly waives its right to any amount fixed by law as compensation for any Sale.

         (b) The Indenture Trustee shall not in any private Sale sell the Indenture Trust Estate, or any portion thereof, unless

                 (1) the Holders of all Notes consent to or direct the Indenture Trustee to make, such Sale, or

                 (2) the proceeds of such Sale would be not less than the entire amount which would be payable to the Noteholders under the Notes in full payment thereof in accordance with Section 5.01, on the Payment Date next succeeding the date of such Sale, or

                 (3) The Indenture Trustee determines or is advised that the conditions for retention of the Indenture Trust Estate set forth in Section
5.04 cannot be satisfied (in making any such determination, the Indenture Trustee may rely upon an opinion of an Independent investment banking firm obtained and delivered as provided in Section 5.04), and the Holders representing at least 66-2/3% of the Note Balances of the Notes consent to such Sale.

The purchase by the Indenture Trustee of all or any portion of the Indenture Trust Estate at a private Sale shall not be deemed a Sale or other disposition thereof for purposes of this Section 5.14(b).

         (c) Unless the Holders of the Notes have otherwise consented or directed the Indenture Trustee, at any public Sale of all or any portion of the Indenture Trust Estate at which a minimum bid equal to or greater than the amount described in paragraph (2) of subsection (b) of this Section 5.14 has not been established by the Indenture Trustee and no Person bids an amount equal to or greater than such amount, the Indenture Trustee shall bid an amount at least $1.00 more than the highest other bid.

         (d) In connection with a Sale of all or any portion of the Indenture Trust Estate

                 (1) any Holder or Holders of Notes may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability, and may, in paying the purchase money therefor, deliver any Notes or claims for interest thereon in lieu of cash up to the amount which shall, upon distribution of the net proceeds of such sale, be payable thereon, and such Notes, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Holders thereof after being appropriately stamped to show such partial payment;

                 (2) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof, and, subject to any requirements of, and to the extent permitted by, applicable law in connection therewith, may purchase all or any portion of the Indenture Trust Estate in a private sale, and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting the gross Sale price against the sum of (A) the amount which would be distributable to the Holders of the Notes in accordance with Section 5.03 on the Payment Date next succeeding the date of such Sale and (B) the expenses of the Sale and of any Proceedings in connection therewith which are reimbursable to it, without being required to produce the Notes in order to complete any such Sale or in order for the net Sale price to be credited against such Notes, and any property so acquired by the Indenture Trustee shall be held and dealt with by it in accordance with the provisions of this Indenture;

                 (3) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Indenture Trust Estate in connection with a Sale thereof;

                 (4) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Indenture Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale; and

                 (5) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

         Section 5.15. Action on Notes. The Indenture Trustee's right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Indenture Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.03(b).

         Section 5.16.  Performance and Enforcement of Certain Obligations.
(a) Promptly following a request from the Indenture Trustee to do so and at the Administrator's expense, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Deposit Trust in its obligations to the Issuer under or in connection with the Pooling and Servicing Agreement, and upon the occurrence and continuance of a "Servicer Default" under the Pooling and Servicing Agreement to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with the Pooling and Servicing Agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Seller or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Seller or the Servicer of each of their obligations under the Receivables Purchase Agreement and the Pooling and Servicing Agreement.

         (b) If an Event of Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing or by telephone (confirmed in writing promptly thereafter)) of the Holders of 66-2/3% of the Security Balances of the Notes shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Deposit Trust under or in connection with the Pooling and Servicing Agreement, including the right or power to take any action to compel or secure performance or observance by the Deposit Trustee, of its obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under the Pooling and Servicing Agreement and any right of the Issuer to take such action shall not be suspended.

                                   ARTICLE VI

                             The Indenture Trustee

         Section 6.01. Duties of Indenture Trustee. (a) If an Event of Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b)  Except during the continuance of an Event of Default:

                      (i) the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

                     (ii) in the absence of bad faith on its part, the Indenture Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; however, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Indenture Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                      (i) this paragraph does not limit the effect of paragraph (b) of this Section 6.01;

                     (ii) the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

                    (iii) the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.10.

         (d) Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b), (c) and (g) of this
Section 6.01.

         (e) The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

         (f) Money held in trust by the Indenture Trustee need not be segregated from other funds except to the extent required by law or the terms of this Indenture.

         (g) No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

         Section 6.02. Rights of Indenture Trustee. (a) The Indenture Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Indenture Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Indenture Trustee acts or refrains from acting, it may require an Officer's Certificate or an Opinion of Counsel. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on an Officer's Certificate or Opinion of Counsel.

         (c) The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, any such agent, attorney, custodian or nominee appointed with due care by it hereunder.

         (d) The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee's conduct does not constitute willful misconduct, negligence or bad faith.

         (e) The Indenture Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

         Section 6.03. Individual Rights of Indenture Trustee. The Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Indenture Trustee. Any Administrator, Note Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Indenture Trustee must comply with Sections 6.11 and 6.12.

         Section 6.04. Indenture Trustee's Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in the Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Indenture Trustee's certificate of authentication.

         Section 6.05. Notice of Event of Default. If an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of an Event of Default in payment of principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Noteholders.

         Section 6.06. Reports by Indenture Trustee. (a) The Indenture Trustee shall deliver to each Noteholder such information as may be required to enable such holder to prepare its federal and state income tax returns. In addition, upon the Issuer's written request, the Indenture Trustee shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Indenture Trustee to enable the Issuer to perform its federal and state income tax reporting obligations.

         (b) Within 10 days of each Payment Date, the Indenture Trustee will prepare and forward to each Holder of the Notes and each Rating Agency, a Monthly Security Report, a form of which is attached hereto as Exhibit B.

         Section 6.07. Compensation and Indemnity. The Issuer shall or shall cause the Administrator to pay to the Indenture Trustee from time to time compensation for its services as previously agreed to by the Administrator on behalf of the Issuer and the Indenture Trustee. The Indenture Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall or shall cause the Administrator to reimburse the Indenture Trustee for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Indenture Trustee's agents, outside counsel, accountants and experts. The Issuer shall or shall cause the Administrator to indemnify the Indenture Trustee against any and all loss, liability, damages or claims or expense (including attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall or shall cause the Administrator to defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall or shall cause the Administrator to pay the fees and expenses of such counsel. Neither the Issuer nor the Administrator need reimburse any expense or indemnify against any loss, liability or expense incurred by the Indenture Trustee through the Indenture Trustee's own willful misconduct, negligence or bad faith.

         The Issuer's payment obligations to the Indenture Trustee pursuant to this Section 6.07 shall survive the discharge of this Indenture and the resignation or removal of the Indenture Trustee. When the Indenture Trustee incurs expenses after the occurrence of an Event of Default with respect to the Issuer, the expenses are intended to constitute expenses of administration under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or similar law.

         Section 6.08. Replacement of Indenture Trustee. No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee shall become effective until the acceptance of appointment by the successor Indenture Trustee pursuant to this Section 6.08. The Indenture Trustee may resign at any time by so notifying the Seller and the Issuer. The Holders of a majority of Security Balances of the Notes may remove the Indenture Trustee by so notifying the Indenture Trustee and may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

                       (i) the Indenture Trustee fails to comply with Section 6.11;

                      (ii) the Indenture Trustee is adjudged a bankrupt or insolvent;

                     (iii) a receiver or other public officer takes charge of the Indenture Trustee or its property; or

                      (iv) the Indenture Trustee otherwise becomes incapable of acting.

         If the Indenture Trustee resigns or is removed or if a vacancy exists in the office of Indenture Trustee for any reason (the Indenture Trustee in such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee by notice thereof to the Noteholders.

         A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective, and the successor Indenture Trustee shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall mail a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

         If a successor Indenture Trustee does not take office within 30 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or the Holders of a majority of Security Balances of the Notes may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee.

         If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

         Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the Issuer's and the Administrator's obligations under Section
6.07 shall continue for the benefit of the retiring Indenture Trustee.

         Section 6.09. Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Indenture Trustee; provided, that such corporation or banking association shall be otherwise qualified and eligible under Section 6.11 and shall not be an Affiliate of the Owner Trustee. The Indenture Trustee shall provide the Rating Agencies prior written notice of any such transaction.

         In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Indenture Trustee shall have.

         Section 6.10. Appointment of Co-Indenture Trustee or Separate Indenture Trustee. (a) Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Indenture Trust Estate may at the time be located, the Indenture Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Indenture Trust Estate, or any part hereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.08 hereof.

         (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                      (i) all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Indenture Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

                      (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                    (iii) the Indenture Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

         (c) Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection to, the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee.

         (d) Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         Section 6.11. Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Indenture Trustee shall not be an affiliate of the Owner Trustee. The Indenture Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition and it or its parent shall have a long- term debt rating of Baa3 or better by Moody's. The Indenture Trustee shall comply with TIA Section 310(b), including the optional provision permitted by the second sentence of TIA Section 310(b)(9); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

         Section 6.12. Preferential Collection of Claims Against Issuer. The Indenture Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). An





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

Indenture Trustee who has resigned or been removed shall be subject to TIA
Section  311(a) to the extent indicated.

         Section 6.13. Representation and Warranty. The Indenture Trustee represents and warrants to the Issuer, for the benefit of the Noteholders, that this Indenture has been executed and delivered by one of its Responsible Officers who is duly authorized to execute and deliver such document in such capacity on its behalf.

         Section 6.14. Directions to Indenture Trustee. The Indenture Trustee is hereby directed:

         (a) to accept assignment of the Series 1996-2 Participation Interest and hold the assets of the Indenture Trust Estate in trust for the Noteholders;

         (b) to authenticate the Notes on behalf of the Issuer substantially in the form prescribed by Exhibit A in accordance with the terms of this Indenture; and

         (c) to take all other actions as shall be required to be taken by the terms of this Indenture.

         Section 6.15. No Consent to Certain Acts of Seller. The Seller shall not request that the Indenture Trustee consent to, nor shall the Indenture Trustee consent to any action proposed to be taken by the Seller pursuant to Article FOURTEENTH or Article FIFTEENTH of the Seller's Certificate of Incorporation.

                                 ARTICLE VII

                        Noteholders' Lists and Reports

         Section 7.01. Issuer To Furnish Indenture Trustee Names and Addresses of Noteholders. The Issuer will furnish or cause to be furnished to the Indenture Trustee (a) not more than five days after each Record Date, a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Holders of Notes as of such Record Date, (b) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar, no such list shall be required to be furnished.

         Section 7.02. Preservation of Information; Communications to Noteholders. (a) The Indenture Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of the Holders of Notes contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.01 and the names and addresses of Holders of Notes received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in such
Section 7.01 upon receipt of a new list so furnished.

         (b) Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or under the Notes.

         (c) The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of TIA Section 312(c).

         Section 7.03.  Reports by Issuer.  (a)  The Issuer shall:

                      (i) file with the Indenture Trustee, within 15 days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) that the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

                      (ii) file with the Indenture Trustee, and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Inden-ture as may be required from time to time by such rules and regulations; and

                    (iii) supply to the Indenture Trustee (and the Indenture Trustee shall transmit by mail to all Noteholders described in TIA
         Section 313(c)) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and
         (ii) of this Section 7.03(a) and by rules and regulations prescribed from time to time by the Commission.

         (b) Unless the Issuer otherwise determines, the fiscal year of the Issuer shall end on December 31 of each year.

         Section 7.04.  Reports by Indenture Trustee.  If required by TIA
Section 313(a), within 60 days after each January 1 beginning with January 1, 1997, the Indenture Trustee shall mail to each Noteholder as required by TIA
Section  313(c) a brief report dated as of such date that complies with TIA
Section  313(a).  The Indenture Trustee also shall comply with TIA Section
313(b).

         A copy of each report at the time of its mailing to Noteholders shall be filed by the Indenture Trustee with the Commission and each stock exchange, if any, on which the Notes are listed. The Issuer shall notify the Indenture Trustee if and when the Notes are listed on any stock exchange.

                                 ARTICLE VIII

                     Accounts, Disbursements and Releases

         Section 8.01. Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Indenture Trust Estate, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article V.

         Section 8.02. Trust Accounts. (a) On or prior to the Closing Date, the Issuer shall (i) cause the Indenture Trustee to establish and maintain, in the name of the Indenture Trustee, for the benefit of the Noteholders, the Payment Account as provided in Section 3.01 of this Indenture and (ii) pursuant to Article V of the Supplement for Series 1996-2, irrevocably direct the Deposit Trustee to make all payments in respect of the Series 1996-2 Participation Interest into the Payment Account for so long as the Notes are outstanding.

         (b) All moneys deposited from time to time in the Payment Account are for the benefit of the Noteholders.

         On each Payment Date, the Indenture Trustee shall distribute all amounts on deposit in the Payment Account (including any investment income thereon) to Noteholders in respect of the Notes and in its capacity as Certificate Paying Agent to Certificateholders in the order of priority set forth in Section 3.05.

         The Designated Certificateholder may direct the Indenture Trustee to invest any funds in the Payment Account in Eligible Investments maturing no later than each Payment Date and such Eligible Investments shall not be sold or disposed of prior to the maturity.

         Section 8.03. Opinion of Counsel. The Indenture Trustee shall receive at least seven days notice when requested by the Issuer to take any action pursuant to Section 8.05(a), accompanied by copies of any instruments to be executed, and the

Indenture Trustee shall also require, as a condition to such action, an Opinion of Counsel, in form and substance satisfactory to the Indenture Trustee, stating the legal effect of any such action, outlining the steps required to complete the same, and concluding that all conditions precedent to the taking of such action have been complied with and such action will not materially and adversely impair the security for the Notes or the rights of the Noteholders in contravention of the provisions of this Indenture; provided, however, that such Opinion of Counsel shall not be required to express an opinion as to the fair value of the Indenture Trust Estate. Counsel rendering any such opinion may rely, without independent investigation, on the accuracy and validity of any certificate or other instrument delivered to the Indenture Trustee in connection with any such action.

         Section 8.04. Termination Upon Distribution to Noteholders. This Indenture and the respective obligations and responsibilities of the Issuer and the Indenture Trustee created hereby shall terminate upon the distribution to Noteholders, Certificateholders, and the Indenture Trustee of all amounts required to be distributed pursuant to Article III; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         Section 8.05. Release of Indenture Trust Estate. (a) Subject to the payment of its fees and expenses, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee's interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in Article IV hereunder shall be bound to ascertain the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent, or see to the application of any moneys.

         (b) The Indenture Trustee shall, at such time as (i) there are no Notes Outstanding and (ii) all sums due the Indenture Trustee pursuant to this Indenture have been paid, release any remaining portion of the Indenture Trust Estate that secured the Notes from the lien of this Indenture. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this
Section 8.05 only upon receipt of an request from the Issuer accompanied by an Officers' Certificate, an Opinion of Counsel, and (if required by the TIA) Independent Certificates in accordance with TIA Section 314(c) and 314(d)(1) meeting the applicable requirements as described herein.

         Section 8.06. Surrender of Notes Upon Final Payment. By acceptance of any Note, the Holder thereof agrees to surrender such Note to the Indenture Trustee promptly, prior to such Noteholder's receipt of the final payment thereon.

                                  ARTICLE IX

                           Supplemental Indentures

         Section 9.01.  Supplemental Indentures Without Consent of Noteholders.
(a) Without the consent of the Holders of any Notes but with prior notice to the Rating Agencies, the Issuer and the Indenture Trustee, when authorized by an Issuer Request, at any time and from time to time, may enter into one or more indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act as in force at the date of the execution thereof), in form satisfactory to the Indenture Trustee, for any of the following purposes:

                      (i) to correct or amplify the description of any property at any time subject to the lien of this Indenture, or better to assure, convey and confirm unto the Indenture Trustee any property subject or required to be subjected to the lien of this Indenture, or to subject to the lien of this Indenture additional property;

                      (ii) to evidence the succession, in compliance with the applicable provisions hereof, of another person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes contained;

                      (iii) to add to the covenants of the Issuer, for the benefit of the Holders of the Notes, or to surrender any right or power herein conferred upon the Issuer;

                      (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee;

                      (v) to cure any ambiguity, to correct or supplement any provision herein or in any supplemental indenture that may be inconsistent with any other provision herein or in any supplemental indenture or to make any other provisions with respect to matters or questions arising under this Indenture or in any supplemental indenture; provided, that such action shall not adversely affect the interests of the Holders of the Notes;

                      (vi) to evidence and provide for the acceptance of the appointment hereunder by a successor trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of
         Article VI; or

                      (vii) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the TIA or under any similar federal statute hereafter enacted and to add to this Indenture such other provisions as may be expressly required by the TIA;

provided, however, that no such indenture supplements shall be entered into unless the Indenture Trustee shall have received an Opinion of Counsel that entering into such indenture supplement will not have any material adverse tax consequences to the Noteholders.

         The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations that may be therein contained.

         (b) The Issuer and the Indenture Trustee, when authorized by an Issuer Request, may, also without the consent of any of the Holders of the Notes but with prior notice to the Rating Agencies, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, (i) adversely affect in any material respect the interests of any Noteholder or (ii) cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

         Section 9.02. Supplemental Indentures With Consent of Noteholders. The Issuer and the Indenture Trustee, when authorized by an Issuer Request, also may, with prior notice to the Rating Agencies and with the consent of the Holders of not less than a majority of the Security Balances of each Class of Notes affected thereby, or if all Classes are affected, by majority of the aggregate of Security Balances of the Notes, by act of such Holders delivered to the Issuer and the Indenture Trustee, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Note affected thereby:

                      (i) change the date of payment of any installment of principal of or interest on any Note, or reduce the principal amount thereof or the interest rate thereon, change the provisions of this Indenture relating to the application of collections on, or the proceeds of the sale of, the Indenture Trust Estate to payment of principal of or interest on the Notes, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof;

                      (ii) reduce the percentage of the Security Balances of the Notes, the consent of the Holders of which is required for any such supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture;

                    (iii) modify or alter the provisions of the proviso to the definition of the term "Outstanding" or modify or alter the exception in the definition of the term "Holder";

                      (iv) reduce the percentage of the Security Balances of the Notes required to direct the Indenture Trustee to direct the Issuer to sell or liquidate the Indenture Trust Estate pursuant to
         Section 5.03;

                      (v) modify any provision of this Section 9.02 except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Basic Documents cannot be modified or waived without the consent of the Holder of each Note affected thereby;

                      (vi) modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation); or

                    (vii) permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Indenture Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive the Holder of any Note of the security provided by the lien of this Indenture; and provided, further, that such action shall not, as evidenced by an Opinion of Counsel, cause the Issuer to be subject to an entity level tax or be classified as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

         The Indenture Trustee may in its discretion determine whether or not any Notes would be affected by any supplemental indenture and any such determination shall be conclusive upon the

Holders of all Notes, whether theretofore or thereafter authenticated and delivered hereunder. The Indenture Trustee shall not be liable for any such determination made in good faith.

         It shall not be necessary for any Act of Noteholders under this
Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

         Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section 9.02, the Indenture Trustee shall mail to the Holders of the Notes to which such amendment or supplemental indenture relates a notice setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

         Section 9.03. Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modification thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.01 and 6.02, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Indenture Trustee may, but shall not be obligated to, enter into any such supplemental indenture that affects the Indenture Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

         Section 9.04. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Holders of the Notes shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

         Section 9.05. Conformity with Trust Indenture Act. Every amendment of this Indenture and every supplemental indenture executed pursuant to this
Article IX shall conform to the requirements of the Trust Indenture Act as then in effect so long as this Indenture shall then be qualified under the Trust Indenture Act.

         Section 9.06. Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

                                   ARTICLE X

                                 Miscellaneous

         Section 10.01.  Compliance Certificates and Opinions, etc.   (a)  Upon
any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer shall furnish to the Indenture Trustee (i) an Officer's Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with and (iii) (if required by the TIA) an Independent Certificate from a firm of certified public accountants meeting the applicable requirements of this Section 10.01, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with; and

                 (5) if the signer of such Certificate or Opinion is required to be Independent, the Statement required by the definition of the term "Independent".

         (b) (i) Prior to the deposit of any Indenture Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall, in addition to any obligation imposed in Section 10.01(a) or elsewhere in this Indenture, furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Indenture Collateral or other property or securities to be so deposited.

                      (ii) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value to the Issuer of the securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current fiscal year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause (ii), is 10% or more of the Security Balances of the Notes, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the Security Balances of the Notes.

                    (iii) Whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of each person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such person the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

                      (iv) Whenever the Issuer is required to furnish to the Indenture Trustee an Officer's Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters if the fair value of the property or securities and of all other property, other than property as contemplated by clause (v) below or securities released from the lien of this Indenture since the commencement of the then-current calendar year, as set forth in the certificates required by clause (iii) above and this clause (iv), equals 10% or more of the Security Balances of the Notes, but such certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer's Certificate is less than $25,000 or less than one percent of the then Security Balances of the Notes.

         Section 10.02. Form of Documents Delivered to Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an Authorized Officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Seller, the Issuer or the Administrator, stating that the information with respect to such factual matters is in the possession of the Seller, the Issuer or the Administrator, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer's compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee's right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

         Section 10.03. Acts of Noteholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.01) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 10.03.

         (b) The fact and date of the execution by any person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

         (c)  The ownership of Notes shall be proved by the Note Register.

         (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Notes shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

         Section 10.04. Notices, etc., to Indenture Trustee, Issuer, and Rating Agencies. Any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other documents provided or permitted by this Indenture shall be in writing and if such request, demand, authorization, direction, notice, consent, waiver or act of Noteholders is to be made upon, given or furnished to or filed with:

                      (i) the Indenture Trustee by any Noteholder or by the Issuer shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Indenture Trustee at the Corporate Trust Office, or

                      (ii) the Issuer by the Indenture Trustee or by any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed first-class, postage prepaid to the Issuer addressed to: Household Consumer Loan Trust 1996-2, in care of the Administrator, Owner Trustee and the Seller, or at any other address previously furnished in writing to the Indenture Trustee by the Issuer or the Administrator. The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee.

         Notices required to be given to the Rating Agencies by the Issuer, the Indenture Trustee or the Owner Trustee shall be in writing, personally delivered or mailed by certified mail, return receipt requested, to (i) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, (ii) in the case of Standard & Poor's, at the following address: Standard & Poor's Corporation, 26 Broadway (15th Floor), New York, New York 10004, Attention of Asset Backed Surveillance Department, (iii) in the case of Duff & Phelps, at the following address: Duff & Phelps Credit Rating Co., 17 State Street, New York, New York, 10004, and (iv) in the case of Fitch at the following address:
Fitch Investors Service, Inc., One State Street Plaza, New York, New York 10004, Attention: Giovanni Pini or as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

         Section 10.05. Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

         In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

         Where this Indenture provides for notice to the Rating Agencies, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Event of Default.

         Section 10.06. Alternate Payment and Notice Provisions. Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer may enter into any agreement with any Holder of a Note providing for a method of payment, or notice by the Indenture Trustee or any Administrator to such Holder, that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee a copy of each such agreement and the Indenture Trustee will cause payments to be made and notices to be given in accordance with such agreements.

         Section 10.07. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required provision shall control.

         The provisions of TIA Section Section 310 through 317 that impose duties on any person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

         Section 10.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

         Section 10.09. Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors, co- trustees and agents.

         Section 10.10. Separability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         Section 10.11. Benefits of Indenture. Nothing in this Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Noteholders, and any other party secured hereunder, and any other Person with an ownership interest in any part of the Indenture Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         Section 10.12. GOVERNING LAW. THIS INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         Section 10.13. Counterparts. This Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         Section 10.14. Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Indenture Trustee or any other counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

         Section 10.15. Issuer Obligation. No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Seller, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) the Seller or any other owner of a beneficial interest in the Issuer or the Seller or (iii) any partner, owner, beneficiary, agent, officer, director, employee or agent of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity. For all purposes of this Indenture, in the performance of any duties or obligations of the Issuer hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Article VI, VII and VIII of the Trust Agreement.

         Section 10.16. No Petition. The Indenture Trustee, by entering into this Indenture, and each Noteholder, by accepting a Note, hereby covenant and agree that they will not at any time institute against the Seller, the Issuer, the Administrator or the Servicer, or join in any institution against the Seller or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, this Indenture or any of the Basic Documents.

         Section 10.17. Inspection. The Issuer agrees that, on reasonable prior notice, it will permit any representative of the Indenture Trustee, during the Issuer's normal business hours, to examine all the books of account, records, reports and other papers of the Issuer, to make copies and extracts therefrom, to cause such books to be audited by Independent certified public accountants, and to discuss the Issuer's affairs, finances and accounts with the Issuer's officers, employees, and Independent certified public accountants, all at such reasonable times and as often as may be reasonably requested. The Indenture Trustee shall and shall cause its representatives to hold in confidence all such information except to the extent disclosure may be required by law (and all reasonable applications for confidential treatment are unavailing) and except to the extent that the Indenture Trustee may reasonably determine that such disclosure is consistent with its obligations hereunder.

         Section 10.18. Authority of the Administrator. Each of the parties to this Indenture acknowledges that the Issuer has appointed the Administrator to act as its agent to perform the duties and obligations of the Issuer hereunder. Unless otherwise instructed by the Owner Trustee, copies of all notices, requests, demands and other documents to be delivered to the Issuer or the Owner Trustee pursuant to the terms hereof also shall be delivered to the Administrator. Unless otherwise instructed by the Owner Trustee, all notices, requests, demands and other documents to be executed or delivered, and any action to be taken, by the Issuer pursuant to the terms hereof may be executed, delivered and/or taken by the Administrator pursuant to the Administration Agreement.

         IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                        HOUSEHOLD CONSUMER LOAN TRUST 1996-2,
                                        as Issuer

                                        By:     CHASE MANHATTAN BANK DELAWARE,
                                                not in its individual capacity
                                                but solely as Owner Trustee

                                        By:___________________________________
                                           Name:
                                           Title:


                                        THE BANK OF NEW YORK,
                                        as Indenture Trustee, as Certificate
                                        Paying Agent and as Certificate
                                        Registrar


                                        By:___________________________________
                                           Name:
                                           Title:



 THE BANK OF NEW YORK,
 hereby accepts the  appointment as Certificate
 Paying Agent  pursuant to  Section 3.03 hereof
 and  as  Certificate   Registrar  pursuant  to
 Section 4.02 hereof.


By:______________________________
   Names:
   Title:

STATE OF _______________  )
                          ) ss.:
COUNTY OF ______________  )


         On this ____ day of August, before me personally appeared John Mack, to me known, who being by me duly sworn, did depose and say, that he resides at ___________________________________, _________________________, that he is the
____________________ of Chase Manhattan Bank Delaware, as Owner Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his/her name thereto by like order.


                                                   ___________________________
                                                           Notary Public


[NOTARIAL SEAL]

STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )


         On this ____ day of August, before me personally appeared ____________________________________ to me known, who being by me duly sworn, did depose and say, that he resides at _____________________________, that he is the ___________________________________ of The Bank of New York, as
Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his/her name thereto by like order.

                                                 ___________________________
                                                          Notary Public


[NOTARIAL SEAL]





STATE OF NEW YORK         )
                          ) ss.:
COUNTY OF NEW YORK        )

         On this ____ day of August, before me personally appeared ____________________________________ to me known, who being by me duly sworn, did depose and say, that he resides at ____________________________, that he is the ___________________________ of The Bank of New York, as Indenture Trustee, one of the corporations described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation; and that he signed his/her name thereto by like order.

                                                 ___________________________
                                                         Notary Public

[NOTARIAL SEAL]

                                                                     Exhibit A-1



Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2
           Household Consumer Loan Asset Backed Notes, Series 1996-2

Class:  Class A-1
Registered Principal Amount:  $[           ]
Percentage Interest:  [  ]%
Note Rate:  Floating

No.
CUSIP No.

                 Household Consumer Loan Trust 1996-2, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co. or registered assigns, the principal sum of [
                                        ] DOLLARS, payable on each Payment Date
in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class A-1 Notes pursuant Section 3.05 of the Indenture dated as of August 1, 1996 (the "Indenture") between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the August 2006 Payment Date. Capitalized terms used but not defined herein are defined in Article 1 of the Indenture, which also contains rules as to construction that shall be applicable herein.

                 The Issuer will pay interest on this Note on each Payment Date at a rate per annum equal to LIBOR plus _____% on the principal amount of this Class A-1 Note on the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment Date); provided, however, that in no event shall





                                     A-1-1
the Note Rate with respect to any Interest Period exceed ___% for such Interest Period. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day prior to the first day of such Interest Period or in the case of the first Interest Period, two days prior to the Closing Date as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Class A-1 Note, by accepting this Class A-1 Note, agrees to be bound by such determination. Interest on this Class A-1 Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Class A-1 Note shall be paid in the manner specified on the reverse hereof.

                 Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.





                                     A-1-2

                 IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.


                                  HOUSEHOLD CONSUMER LOAN TRUST 1996-2

                                  By       CHASE MANHATTAN BANK DELAWARE,
                                           not in its individual
                                           capacity but solely as Owner
                                           Trustee



                                  By _________________________________
                                             Authorized Signatory



                         Certificate of Authentication

This is one of the Class A-1 Notes referred to in the within mentioned
Indenture.


                                        THE BANK OF NEW YORK,
                                          not in its individual capacity but
                                          solely as Indenture Trustee


Dated:  ____________ ___, 1996



                                  By _________________________________
                                             Authorized Signatory

                               [REVERSE OF NOTE]


                 This Class A-1 Note is one of a duly authorized issue of Class A-1 Notes of the Issuer, designated as its Household Consumer Loan Asset Backed Notes, Series 1996-2 (herein called the "Class A-1 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

                 The Class A-1 Notes and the Class A-2 Notes, the Class A-3 Notes and the Class B Notes, also issued under the Indenture (collectively, the "Notes") are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                 Principal of and interest on this Class A-1 Note will be payable on each Payment Date, commencing on September 16, 1996, as described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such day is not a Business Day, then the next Business Day.

                 The entire unpaid principal amount of this Class A-1 Note shall be due and payable in full on the Payment Date in August 2006 pursuant to the Indenture. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all the Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.01 of the Indenture. On each Payment Date, principal payments on the Class A-1 Notes shall be payable in the amounts as provided in
Section 3.05 of the Indenture.

                 Payments of interest on this Class A-1 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full




                                    A-1-4
of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

                 As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

                 Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator, the Seller, the Servicer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.





                                    A-1-5

                  Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not at any time institute against the Seller, the Administrator, the Servicer or the Issuer, or join in any institution against the Seller, the Administrator, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

                 The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.





                                    A-1-6

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, The Bank of New York in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.





                                    A-1-7

                                              ASSIGNMENT



Social Security or taxpayer I.D. or other identifying number of assignee:
_____________________________________________________


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________
_________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints _____________________________________________________
____________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ______________      __________________________________________*/
                             Signature Guaranteed:


                           _____________________________*/





________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





                                    A-1-8

                                                                     Exhibit A-2



Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CLASS A-2 NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 NOTES AS DESCRIBED IN THE INDENTURE REFERRED TO BELOW.

                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2
           Household Consumer Loan Asset Backed Notes, Series 1996-2

Class:  Class A-2
Registered Principal Amount:  $[           ]
Percentage Interest:  [  ]%
Note Rate:  Floating

No.
CUSIP No.

                 Household Consumer Loan Trust 1996-2, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co.
or registered assigns, the principal sum of [                                ]
DOLLARS, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class A-2 Notes pursuant
Section 3.05 of the Indenture dated as of August 1, 1996 (the "Indenture") between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the August 2006 Payment Date. Capitalized terms used but not defined herein are defined in Article 1 of the Indenture, which also contains rules as to construction that shall be applicable herein.

                 The Issuer will pay interest on this Note on each Payment Date at a rate per annum equal to LIBOR plus _____% on the principal amount of this Class A-2 Note on the preceding Payment Date (after giving effect to all payments of principal made on such





                                    A-2-1
preceding Payment Date); provided, however, that in no event shall the Note Rate with respect to any Interest Period exceed ___% for such Interest Period. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day prior to the first day of such Interest Period or in the case of the first Interest Period, two days prior to the Closing Date as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Class A-2 Note, by accepting this Class A-2 Note, agrees to be bound by such determination. Interest on this Class A-2 Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Class A-2 Note shall be paid in the manner specified on the reverse hereof.

                 Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.





                                    A-2-2

                 IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.


                                        HOUSEHOLD CONSUMER LOAN TRUST 1996-2

                                        By       CHASE MANHATTAN BANK DELAWARE,
                                                 not in its individual
                                                 capacity but solely as Owner
                                                 Trustee





                                        By
                                           -------------------------------------
                                                    Authorized Signatory



                         Certificate of Authentication

This is one of the Class A-2 Notes referred to in the within mentioned
Indenture.


                                        THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Indenture Trustee


Dated:                     , 1996
      ---------------------


                                        By
                                           -------------------------------------
                                                  Authorized Signatory

                               [REVERSE OF NOTE]


                 This Class A-2 Note is one of a duly authorized issue of Class A-2 Notes of the Issuer, designated as its Household Consumer Loan Asset Backed Notes, Series 1996-2 (herein called the "Class A-2 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

                 The Class A-2 Notes and the Class A-1 Notes, the Class A-3 Notes and the Class B Notes, also issued under the Indenture (collectively, the "Notes") are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                 Principal of and interest on this Class A-2 Note will be payable on each Payment Date, commencing on September 16, 1996, as described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such day is not a Business Day, then the next Business Day.

                 The entire unpaid principal amount of this Class A-2 Note shall be due and payable in full on the Payment Date in August 2006 pursuant to the Indenture. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all the Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.01 of the Indenture. On each Payment Date, principal payments on the Class A-2 Notes shall be payable in the amounts as provided in
Section 3.05 of the Indenture.

                 Payments of interest on this Class A-2 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full





                                    A-2-4
of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

                 As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

                 Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator, the Seller, the Servicer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.





                                    A-2-5

                  Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not at any time institute against the Seller, the Administrator, the Servicer or the Issuer, or join in any institution against the Seller, the Administrator, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

                 The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.





                                    A-2-6

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, The Bank of New York in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.





                                    A-2-7

                                              ASSIGNMENT



Social Security or taxpayer I.D. or other identifying number of assignee:
_________________________________________________________________


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________
_________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________________
____________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ______________     ___________________________________________*/
                             Signature Guaranteed:


                          ______________________________*/





________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





                                    A-2-8

                                                                     Exhibit A-3



Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CLASS A-3 NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1 AND CLASS A-2 NOTES AS DESCRIBED IN THE INDENTURE REFERRED TO BELOW.

                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2
           Household Consumer Loan Asset Backed Notes, Series 1996-2

Class:  Class A-3
Registered Principal Amount:  $[           ]
Percentage Interest:  [  ]%
Note Rate:  Floating

No.
CUSIP No.

                 Household Consumer Loan Trust 1996-2, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co.
or registered assigns, the principal sum of [                              ]
DOLLARS, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class A-3 Notes pursuant Section 3.05 of the Indenture dated as of August 1, 1996 (the "Indenture") between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the August 2006 Payment Date. Capitalized terms used but not defined herein are defined in Article 1 of the Indenture, which also contains rules as to construction that shall be applicable herein.

                 The Issuer will pay interest on this Note on each Payment Date at a rate per annum equal to LIBOR plus _____% on the principal amount of this Class A-3 Note on the preceding Payment





                                    A-3-1

Date (after giving effect to all payments of principal made on such preceding Payment Date); provided, however, that in no event shall the Note Rate with respect to any Interest Period exceed ___% for such Interest Period. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day prior to the first day of such Interest Period or in the case of the first Interest Period, two days prior to the Closing Date as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Class A-3 Note, by accepting this Class A-3 Note, agrees to be bound by such determination. Interest on this Class A-3 Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Class A-3 Note shall be paid in the manner specified on the reverse hereof.

                 Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.





                                    A-3-2

                 IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.


                                        HOUSEHOLD CONSUMER LOAN TRUST 1996-2

                                        By       CHASE MANHATTAN BANK DELAWARE,
                                                  not in its individual
                                                  capacity but solely as Owner
                                                  Trustee





                                        By
                                           -------------------------------------
                                                   Authorized Signatory



                         Certificate of Authentication

This is one of the Class A-3 Notes referred to in the within mentioned
Indenture.


                                        THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Indenture Trustee


Dated:                  , 1996
      ------------ -----


                                        By
                                           -------------------------------------
                                                  Authorized Signatory

                               [REVERSE OF NOTE]


                 This Class A-3 Note is one of a duly authorized issue of Class A-3 Notes of the Issuer, designated as its Household Consumer Loan Asset Backed Notes, Series 1996-2 (herein called the "Class A-3 Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

                 The Class A-3 Notes and the Class A-1 Notes, the Class A-2 Notes and the Class B Notes, also issued under the Indenture (collectively, the "Notes") are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                 Principal of and interest on this Class A-3 Note will be payable on each Payment Date, commencing on September 16, 1996, as described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such day is not a Business Day, then the next Business Day.

                 The entire unpaid principal amount of this Class A-3 Note shall be due and payable in full on the Payment Date in August 2006 pursuant to the Indenture. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all the Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.01 of the Indenture. On each Payment Date, principal payments on the Class A-3 Notes shall be payable in the amounts as provided in
Section 3.05 of the Indenture.

                 Payments of interest on this Class A-3 Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full





                                    A-3-4
of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

                 As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

                 Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator, the Seller, the Servicer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.





                                    A-3-5

                  Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not at any time institute against the Seller, the Administrator, the Servicer or the Issuer, or join in any institution against the Seller, the Administrator, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

                 The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.





                                    A-3-6

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware in its individual capacity, The Bank of New York in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.





                                    A-3-7

                                              ASSIGNMENT



Social Security or taxpayer I.D. or other identifying number of assignee:
_________________________________________________________________


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________
_________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________________
____________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ______________      __________________________________________*/
                             Signature Guaranteed:


                           __________________________________________*/





________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.





                                    A-3-8

                                                                       Exhibit B



Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

THIS CLASS B NOTE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A-1, CLASS A-2 AND CLASS A-3 NOTES AS DESCRIBED IN THE INDENTURE REFERRED TO BELOW.

                      HOUSEHOLD CONSUMER LOAN TRUST 1996-2
           Household Consumer Loan Asset Backed Notes, Series 1996-2

Class:  Class B
Registered Principal Amount:  $[           ]
Percentage Interest:  [  ]%
Note Rate:  Floating

No.
CUSIP No.

                 Household Consumer Loan Trust 1996-2, a business trust duly organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to Cede & Co.
or registered assigns, the principal sum of [                                ]
DOLLARS, payable on each Payment Date in an amount equal to the Percentage Interest specified above of the aggregate amount, if any, payable from the Payment Account in respect of principal on the Class B Notes pursuant
Section 3.05 of the Indenture dated as of August 1, 1996 (the "Indenture") between the Issuer and The Bank of New York, as Indenture Trustee (the "Indenture Trustee"); provided, however, that the entire unpaid principal amount of this Note shall be due and payable on the August 2006 Payment Date. Capitalized terms used but not defined herein are defined in Article 1 of the Indenture, which also contains rules as to construction that shall be applicable herein.

                 The Issuer will pay interest on this Note on each Payment Date at a rate per annum equal to LIBOR plus ___% on the principal amount of this Class B Note on the preceding Payment Date (after giving effect to all payments of principal made on such preceding Payment
Date); provided, however, that in no event shall the Note Rate with respect to any Interest Period exceed ___% for such Interest Period. LIBOR for each applicable Interest Period will be determined on the second LIBOR Business Day prior to the first day of such Interest Period or in the case of the first Interest Period, two days prior to the Closing Date as set forth in the Indenture. All determinations of LIBOR by the Indenture Trustee shall, in the absence of manifest error, be conclusive for all purposes, and each holder of this Class B Note, by accepting this Class B Note, agrees to be bound by such determination. Interest on this Class B Note will accrue for each Payment Date from the most recent Payment Date on which interest has been paid (in the case of the first Payment Date, from the Closing Date) to but excluding such Payment Date. Interest will be computed on the basis of the actual number of days in each Interest Period and a year assumed to consist of 360 days. Principal of and interest on this Class B Note shall be paid in the manner specified on the reverse hereof.

                 Principal of and interest on this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

                 Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

                 Unless the certificate of authentication hereon has been executed by the Indenture Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Owner Trustee, on behalf of the Issuer and not in its individual capacity, has caused this Note to be duly executed.


                                        HOUSEHOLD CONSUMER LOAN TRUST 1996-2

                                        By       CHASE MANHATTAN BANK DELAWARE,
                                                  not in its individual
                                                  capacity but solely as Owner
                                                  Trustee





                                        By
                                           -------------------------------------
                                                   Authorized Signatory



                         Certificate of Authentication

This is one of the Class B Notes referred to in the within mentioned Indenture.


                                        THE BANK OF NEW YORK,
                                         not in its individual capacity but
                                         solely as Indenture Trustee


Dated:                   , 1996
        ------------- ---


                                        By
                                           -------------------------------------
                                                   Authorized Signatory

                               [REVERSE OF NOTE]


                 This Class B Note is one of a duly authorized issue of Class B Notes of the Issuer, designated as its Household Consumer Loan Asset Backed Notes, Series 1996-2 (herein called the "Class B Notes"), all issued under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the holders of the Notes. The Notes are subject to all terms of the Indenture.

                 The Class B Notes and the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes, also issued under the Indenture (collectively, the "Notes") are and will be secured by the collateral pledged as security therefor as provided in the Indenture.

                 Principal of and interest on this Class B Note will be payable on each Payment Date, commencing on September 16, 1996, as described in the Indenture. "Payment Date" means the fifteenth day of each month, or, if any such day is not a Business Day, then the next Business Day.

                 The entire unpaid principal amount of this Class B Note shall be due and payable in full on the Payment Date in August 2006 pursuant to the Indenture. Notwithstanding the foregoing, if an Event of Default shall have occurred and be continuing, then the Indenture Trustee or the holders of Notes representing not less than a majority of the Security Balances of all the Notes may declare the Notes to be immediately due and payable in the manner provided in Section 5.01 of the Indenture. On each Payment Date, principal payments on the Class B Notes shall be payable in the amounts as provided in Section 3.05 of the Indenture.

                 Payments of interest on this Class B Note due and payable on each Payment Date, together with the installment of principal, if any, to the extent not in full payment of this Note, shall be made by check mailed to the Person whose name appears as the Registered Holder of this Note on the Note Register as of the close of business on each Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of the Depository Agency (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note effected by any payments made on any Payment Date shall be binding upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the then remaining unpaid principal amount of this Note on a Payment Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the Registered Holder hereof as of the Record Date preceding such Payment Date by notice mailed or transmitted by facsimile prior to such Payment Date, and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the address specified in such notice of final payment.

                 As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the Corporate Trust Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Indenture Trustee duly executed by, the holder hereof or such holder's attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in the Securities Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended, and thereupon one or more new Notes in authorized denominations and in the same aggregate principal amount will be issued to the designated transferee or transferees. No service charge will be charged for any registration of transfer or exchange of this Note, but the Note Registrar shall require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer or exchange of this Note.

                 Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee, the Administrator, the Seller, the Servicer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any holder of a beneficial interest in the Issuer, the Owner Trustee, the Administrator or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee and the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

                  Each holder or Beneficial Owner of a Note, by acceptance of a Note or, in the case of a Beneficial Owner of a Note, a beneficial interest in a Note, covenants and agrees by accepting the benefits of the Indenture that such holder or Beneficial Owner of a Note will not at any time institute against the Seller, the Administrator, the Servicer or the Issuer, or join in any institution against the Seller, the Administrator, the Servicer or the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to the Notes, the Indenture or the Basic Documents.

                 The Issuer has entered into the Indenture and this Note is issued with the intention that, for federal, state and local income, single business and franchise tax purposes, the Notes will qualify as indebtedness of the Issuer. Each holder of a Note, by acceptance of a Note (and each Beneficial Owner of a Note by acceptance of a beneficial interest in a Note), agrees to treat the Notes for federal, state and local income, single business and franchise tax purposes as indebtedness of the Issuer.

                 Prior to the due presentment for registration of transfer of this Note, the Issuer, the Indenture Trustee and any agent of the Issuer or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Indenture Trustee or any such agent shall be affected by notice to the contrary.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders of the Notes under the Indenture at any time by the Issuer with the consent of the holders of Notes representing a majority of the Security Balances of all Notes at the time Outstanding. The Indenture also contains provisions permitting the holders of Notes representing specified percentages of the Security Balances of all Notes, on behalf of the holders of all the Notes, to waive compliance by the Issuer with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of holders of the Notes issued thereunder.

                 The term "Issuer" as used in this Note includes any successor to the Issuer under the Indenture.

                 The Issuer is permitted by the Indenture, under certain circumstances, to merge or consolidate, subject to the rights of the Indenture Trustee and the holders of Notes under the Indenture.

                 The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

                 This Note and the Indenture shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder and thereunder shall be determined in accordance with such laws.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency herein prescribed.

                 Anything herein to the contrary notwithstanding, except as expressly provided in the Basic Documents, none of Chase Manhattan Bank Delaware, in its individual capacity, The Bank of New York in its individual capacity, any owner of a beneficial interest in the Issuer, or any of their respective partners, beneficiaries, agents, officers, directors, employees or successors or assigns shall be personally liable for, nor shall recourse be had to any of them for, the payment of principal of or interest on this Note or performance of, or omission to perform, any of the covenants, obligations or indemnifications contained in the Indenture. The holder of this Note by its acceptance hereof agrees that, except as expressly provided in the Basic Documents, in the case of an Event of Default under the Indenture, the holder shall have no claim against any of the foregoing for any deficiency, loss or claim therefrom; provided, however, that nothing contained herein shall be taken to prevent recourse to, and enforcement against, the assets of the Issuer for any and all liabilities, obligations and undertakings contained in the Indenture or in this Note.

                                              ASSIGNMENT



Social Security or taxpayer I.D. or other identifying number of assignee:
_________________________________________________________________


                 FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________________________
_________________________________________________________________
                         (name and address of assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints ____________________________________________________
____________________, attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.


Dated: ______________      __________________________________________*/
                             Signature Guaranteed:


                           __________________________________________*/





________________________

  */ NOTICE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within
         Note in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT C


                        FORM OF MONTHLY SECURITY REPORT


Date:
To:
From:  [INDENTURE TRUSTEE]

Series 1996-2 Participation Interest Balance:
                                                                       $

Prime - 150:                                                                 %


Series 1996-2 Participation Interest
Distribution Amount:                                                   $


Securities Interest Distribution Amount
- - Class A-1                                                            $
- - Class A-2                                                            $
- - Class A-3                                                            $
- - Class B                                                              $
- - Certificates                                                         $


Amounts per $1,000

Accelerated Principal Distribution Amount                              $


Series 1996-2 Principal Distribution Amount                            $


Optimal principal distribution amount                                  $


Class A-1 principal distribution                                       $


Class A-2 principal distribution                                       $


Class A-3 principal distribution                                       $


Class B principal distribution                                         $


Certificate distribution                                               $


OC Distribution:                                                       $


Balance of Class A-1                                                   $


Balance of Class A-2                                                   $


Balance of Class A-3                                                   $


Balance of Class B                                                     $


Balance of Certificates                                                $

Balance of OC                                                          $

Net Charge-Offs applied to each class

Reversals applied to each class                                        $

Excess to Issuer                                                       $

Subordination available to each class                                  $

Overcollateralization as %
of Participation Interest:                                             $
Invested Amount

                                                                      Appendix A

                                  DEFINITIONS


         The definitions contained herein are incorporated into and made a part of the Trust Agreement and Indenture, each as defined below.

         Accelerated Principal Payment Amount: With respect to any Payment Date, the lesser of (i) the Excess Interest reduced by the amount of the Net Charge-Off and (ii) one twelfth of the Series 1996-2 Participation Interest Invested Amount as of the beginning of the related Interest Period multiplied by [0.25%].

         Act: The meaning assigned to such term in Section 10.03 of the Indenture.

         Adjusted Principal Balance: With respect to the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class B Notes, the Class A-1 Adjusted Principal Balance, Class A-2 Adjusted Principal Balance, Class A-3 Adjusted Principal Balance and Class B Adjusted Principal Balance, respectively.

         Adjusted Security Balance: With respect to any Payment Date, the sum of the Class A Adjusted Principal Balance, the Class B Adjusted Principal Balance and the Certificate Adjusted Security Balance.

         Administration Agreement: The Administration Agreement dated as of August 1, 1996 among the Issuer, the Indenture Trustee and HFC, as Administrator, as it may be amended from time to time.

         Administrator: HFC, as administrator under the Administration Agreement or any successor Administrator appointed pursuant to the terms of the Administration Agreement.

         Affiliate: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Aggregate Security Balance: With respect to any Payment Date, the aggregate of the Principal Balances of all Securities as of such date.

         Amortization Event: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Authorized Newspaper: A newspaper of general circulation in the Borough of Manhattan, The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays.





                                  Appendix-1

         Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Responsible Officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

         Available Investor Principal Collections: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Basic Documents: The Trust Agreement, the Certificate of Trust, the Indenture, Receivables Purchase Agreement, the Administration Agreement, the Pooling and Servicing Agreement, and the other documents and certificates delivered in connection with any of the above.

         Beneficial Owner: With respect to any Note, the Person who is the beneficial owner of such Note as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or indirectly through a Depositary Participant, in accordance with the rules of such Depositary).

         Book-Entry Notes: Beneficial interests in the Notes, ownership and transfers of which shall be made through book entries by the Seller as described in Section 4.06 of the Indenture.

         Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or Illinois are required or authorized by law to be closed.

         Business Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code Section Section 3801 et seq., as the same may be amended from time to time.

         Certificate Adjusted Security Balance: With respect to any Payment Date, the Certificate Balance after giving effect to any distributions thereon pursuant to Section 3.05(a)(iii) and (vi) of the Indenture on all Payment Dates including the current Payment Date less all Net Charge-Offs allocated to the Certificates after giving effect to any such allocation to be made on such Payment Date.

         Certificate Balance: With respect to any Payment Date, the Initial Certificate Balance, reduced by all distributions thereon





                                  Appendix-2
other than distributions in respect of the Certificate Yield, prior to such Payment Date.

         Certificate of Trust: The Certificate of Trust filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

         Certificateholder: The Person in whose name a Certificate is registered in the Certificate Register except that, any Certificate registered in the name of the Seller, the Owner Trustee or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Certificateholder or a holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Certificates that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as the case may be, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, any other obligor upon the Certificates or any Affiliate of any of the foregoing Persons.


         Certificate Minimum Adjusted Balance:  $[        ].

         Certificate Minimum Balance: With respect to any Payment Date the Series 1996-2 Participation Interest Invested Amount, after giving effect to the distribution made on the Series 1996-2 Participation Interest on such Payment Date, multiplied by [3.0304%].

         Certificate Paying Agent: The meaning specified in Section 3.03 of the Indenture.

         Certificate Rate: With respect to any Interest Period, the per annum rate equal to the sum of (i) LIBOR and (ii) []%, but in no event greater than []% per annum.

         Certificate Register: The register maintained by the Certificate Registrar in which the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates.

         Certificate Registrar: Initially, The Bank of New York, in its capacity as Certificate Registrar, or any successor to the Indenture Trustee in such capacity.





                                  Appendix-3

         Certificates: The Consumer Loan Asset-Backed Certificates, Series 1996-2, each evidencing undivided beneficial interests in the Issuer and executed by the Owner Trustee in substantially the form set forth in Exhibit A to the Trust Agreement.

         Certificate Targeted Balance: An amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by []%, less (ii) the Class A Adjusted Principal Balance and the Class B Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A Notes and Class B Notes pursuant to Section 3.05(a)(ii)(a) and (b) of the Indenture on such Payment Date.

         Certificate Yield: The sum of (a) the amount accrued during the related Interest Period at the Certificate Rate on the sum of (i) the Certificate Balance immediately prior to such Payment Date and (ii) any previously accrued and unpaid amount at the Certificate Rate for prior Payment Dates, and (b) any previously accrued and unpaid amount at the Certificate Rate for prior Payment Dates.

         Class: Any of class of the Class A Notes and Class B Notes issued pursuant to Article II of the Indenture.

         Class A Adjusted Principal Balance: The sum of the Class A-1 Adjusted Principal Balance, Class A-2 Adjusted Principal Balance and Class A-3 Adjusted Principal Balance.

         Class A Notes: Any of the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes issued pursuant to Article II of the Indenture.

         Class A Targeted Principal Balance: The sum of the Class A-1 Targeted Principal Balance, Class A-2 Targeted Principal Balance, and Class A-3 Targeted Principal Balance.

         Class A-1 Adjusted Principal Balance: With respect to any Payment Date, the Principal Balance of the Class A-1 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates including the current Payment Date less any Net Charge-Off allocated to the Class A-1 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-1 Notes: The Class A-1 Notes issued pursuant to Article II of the Indenture.

         Class A-1 Targeted Principal Balance:  The Series 1996-2
Participation Interest Invested Amount multiplied by []%.

         Class A-2 Adjusted Principal Balance: With respect to any Payment Date, the Principal Balance of the Class A-2 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates





                                  Appendix-4
including the current Payment Date less any Net Charge-Off allocated to the Class A-2 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-2 Notes: The Class A-2 Notes issued pursuant to Article II of the Indenture.

         Class A-2 Targeted Principal Balance: With respect to any Payment Date an amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by []%, less (ii) the Class A-1 Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A-1 Notes pursuant to Section 3.05(a)(ii)(a) of the Indenture on such Payment Date.

         Class A-3 Adjusted Principal Balance: With respect to any Payment Date, the Principal Balance of the Class A-3 Notes after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payment Dates including the current Payment Date less any Net Charge-Off allocated to the Class A-3 Notes after giving effect to any such allocation to be made on such Payment Date.

         Class A-3 Notes: The Class A-3 Notes issued pursuant to Article II of the Indenture.

         Class A-3 Targeted Principal Balance: With respect to any Payment Date an amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by []%, less (ii) the sum of the Class A-1 Adjusted Principal Balance and Class A-2 Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A-1 Notes and Class A-2 Notes pursuant to Section 3.05(a)(ii) of the Indenture on such Payment Date.

         Class B Adjusted Principal Balance: With respect to any Payment Date, the Principal Balance of the Class B Notes, after giving effect to any distributions thereon pursuant to Section 3.05(a)(ii), (v) and (vi) of the Indenture on all Payments Dates including the current Payment Date less all Net Charge-Off allocated to the Class B Notes after giving effect to any such allocation to be made on such Payment Date.

         Class B Notes: The Class B Notes issued pursuant to Article II of the Indenture.

         Class B Targeted Principal Balance: With respect to any Payment Date an amount equal to (i) the Series 1996-2 Participation Interest Invested Amount multiplied by []%, less (ii) the Class A Adjusted Principal Balance immediately prior to such Payment Date and after giving effect to payments of principal on the Class A





                                  Appendix-5

Notes pursuant to Section 3.05(a)(ii) of the Indenture on such Payment Date.

         Class Interest Distribution: With respect to any Payment Date and Class of Notes, the sum of (a) the amount of interest accrued during the Interest Period relating to such Payment Date at the related Note Rate for such Class of Notes on the sum of (i) the Principal Balance of such Class of Notes immediately prior to such Payment Date and (ii) any previously accrued and unpaid interest on such Class of Notes for prior Payment Dates, and (b) any previously accrued and unpaid interest on such Class of Notes for prior Payment Dates.

         Class Percentage: With respect to each Class of Notes and Payment Date, the ratio, expressed as a percentage, of the aggregate Principal Balance of such Class of Notes to the aggregate Principal Balance of the Notes, in each case immediately prior to such Payment Date.

         Closing Date:  August [], 1996.

         Code: The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

         Corporate Trust Office: With respect to the Indenture Trustee, Certificate Registrar, Certificate Paying Agent and Paying Agent, the principal corporate trust office of the Indenture Trustee and Note Registrar at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, Floor 12 East, New York, New York 10286,
Attention: Corporate Trust Administration Asset-Backed Unit. With respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of the Trust Agreement is located at 1201 Market Street, Wilmington, Delaware 19801, Attention:
Corporate Trustee Administration.

         Default: Any occurrence which is or with notice or the lapse of time or both would become an Event of Default.

         Definitive Notes: The meaning specified in Section 4.06 of the Indenture.

         Deposit Trust: The trust created pursuant to the Pooling and Servicing Agreement.

         Deposit Trustee: Texas Commerce Bank National Association as successor trustee to The Chase Manhattan Bank, N.A. and any successor thereto under the Pooling and Servicing Agreement.





                                  Appendix-6

         Depository or Depository Agency: The Depository Trust Company or a successor appointed by the Indenture Trustee with the approval of the Seller. Any successor to the Depository shall be an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act and the regulations of the Securities and Exchange Commission thereunder.

         Depository Participant: A Person for whom, from time to time, the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

         Designated Certificate: The meaning specified in Section 3.11 of the Trust Agreement.

         Determination Date: With respect to any Payment Date, the 5th Business Day prior to such Payment Date occurs or if such day is not a Business Day, the next succeeding Business Day.

         Distribution Date:  The meaning specified in the Supplement.

         Due Period: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Eligible Deposit Account: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Eligible Investments: The meaning assigned to such term in the Pooling and Servicing Agreement.

         ERISA: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Event of Default: With respect to the Indenture, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (i) a default in the payment on any related Payment Date of any interest accrued on any Note during the related Interest Period, and such default shall continue for a period of five days;

                (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable;

               (iii) default in the observance or performance of any covenant or agreement of the Issuer made in the Indenture, or any representation or warranty of the Issuer made in the Indenture or in any certificate or other writing delivered





                                  Appendix-7
         pursuant thereto or in connection therewith proving to have been incorrect in any material respect as of the time when the same shall have been made and shall have had a material adverse effect on any Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by the Holders of at least 25% in principal amount of the Notes then outstanding, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder;

                (iv) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the Issuer or any substantial part of the Indenture Trust Estate in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or ordering the winding-up or liquidation of the Issuer's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

                 (v) the commencement by the Issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the Issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the Issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or for any substantial part of the Indenture Trust Estate, or the making by the Issuer of any general assignment for the benefit of creditors, or the failure by the Issuer generally to pay its debts as such debts become due, or the taking of any action by the Issuer in furtherance of any of the foregoing.

         Excess Interest: With respect to any Payment Date the amount if any by which Series 1996-2 Participation Interest Monthly Interest exceeds the sum of (a) the amount to be distributed pursuant to Section 3.05(a)(i) of the Indenture on such Payment Date and (b) Series 1996-2 Participation Interest Charge-Offs for the related Due Period.

         Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.





                                  Appendix-8

         Expenses:  The meaning specified in Section 8.02 of the Trust
Agreement.

         FASIT: Financial Asset Securitization Investment Trust as passed by Congress in the Small Business Tax Bill, H.R. 3448 in August 1996, and as enacted and amended from time to time.

         FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

         Final Scheduled Payment Date: To the extent not previously paid, the principal balance of each Class of Notes will be due on the Payment Date in August 2006.

         Grant: Mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Indenture Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

         HFC: Household Finance Corporation, a subsidiary of Household International, Inc., incorporated under the laws of Delaware.

         Holdback Amount: An amount initially equal to the excess of (i) the Series 1996-2 Participation Interest Initial Invested Amount over (ii) the aggregate Initial Principal Balances of the Class A Notes, the Class B Notes, and the Certificates. Such amount will be reduced through payments made pursuant to Section 3.05(a)(iv) and 3.05(a)(vi) of the Indenture and will be reduced or increased through the allocation of Series 1996-2 Participation Interest Charge-Offs and Reversals pursuant to Section 3.05(c) of the Indenture.

         Holder:  Any of the Noteholders or Certificateholders.

         Indemnified Party: The meaning specified in Section 8.02 of the Trust Agreement.

         Indenture: The indenture dated as of August 1, 1996 between the Issuer, as debtor, and the Indenture Trustee, as Indenture Trustee, as may be amended from time to time.





                                  Appendix-9

         Indenture Collateral: The meaning specified in the Granting Clause of the Indenture.

         Indenture Trustee: The Bank of New York, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

         Indenture Trust Estate: The meaning specified in the Granting Clause of the Indenture.

         Independent: When used with respect to any specified Person, the Person (i) is in fact independent of the Issuer, any other obligor on the Notes, the Seller, the Seller and any Affiliate of any of the foregoing Persons, (ii) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller, the Seller or any Affiliate of any of the foregoing Persons and (iii) is not connected with the Issuer, any such other obligor, the Seller, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

         Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, made by an Independent appraiser or other expert appointed by the Issuer and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in this Indenture and that the signer is Independent within the meaning thereof.

         Initial Certificate Balance:  $[           ].

         Initial Principal Balance:  With respect to the Class A-1 Notes, Class
A-2 Notes, Class A-3 Notes and Class B Notes, $[ ], $[                 ], $[
] and $[                 ], respectively.

         Insolvency Event: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person's affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such





                                 Appendix-10

Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person in writing (as to which the Indenture Trustee shall have notice) of its inability to pay its debts generally, or the adoption by the Board of Directors or managing member of such Person of a resolution which authorizes action by such Person in furtherance of any of the foregoing.

         Interest Period: With respect to any Payment Date other than the first Payment Date, the period beginning on the preceding Payment Date and ending on the day preceding such Payment Date, and in the case of the first Payment Date, the period beginning on the Closing Date and ending on the day preceding the first Payment Date.

         Issuer: The Household Consumer Loan Trust 1996-2, a Delaware business trust, or its successor in interest.

         Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

         LIBOR: For any Interest Period other than the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period. With respect to the first Interest Period, the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Indenture Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be LIBOR applicable to the preceding Payment Date.

         LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the State of New York or Illinois, or in the city of London, England are required or authorized by law to be closed.

         Lien: Any mortgage, deed of trust, pledge, conveyance, hypothecation, assignment, participation, deposit arrangement,





                                 Appendix-11
encumbrance, lien (statutory or other), preference, priority right or interest or other security agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing; provided, however, that any assignment pursuant to Section 6.02 of the Pooling and Servicing Agreement shall not be deemed to constitute a Lien.

         Minimum Adjusted Principal Balance:  With respect to the Class A-2
Notes, Class A-3 Notes and Class B Notes, $[                 ], $[ ] and
$[                     ], respectively.

         Monthly Security Report: The report attached as exhibit B to the Indenture.

         Monthly Servicer's Certificate: The Monthly Servicer's Certificate attached to the Supplement for Series 1996-2 as Exhibit B.

         Moody's:  Moody's Investors Service, Inc. or its successor in interest.

         Net Charge-Off: With respect to any Payment Date, the aggregate amount of Optimum Monthly Principal not distributed on such Payment Date and all prior Payment Dates less the aggregate amount of Reversals allocated on such Payment Date and prior Payment Dates.

         Note Depositary Agreement: The DTC Letter of Representations dated as of the Closing Date by and among, The Depository Trust Company, the Indenture Trustee and the Issuer.

         Note Owner:  The Beneficial Owner of a Note.

         Note Rate: With respect to any Interest Period, a per annum rate equal to the sum of (a) LIBOR and (b) []% with respect to the Class A-1 Notes, []% with respect to the Class A-2 Notes, []% with respect to the Class A-3 Notes, and []% with respect to the Class B Notes but in no event greater than []%, []%, []% and []% per annum, respectively.

         Note Register: The register maintained by the Note Registrar in which the Note Registrar shall provide for the registration of Notes and of transfers and exchanges of Notes.

         Note Registrar:  The Indenture Trustee, in its capacity as Note
Registrar.





                                 Appendix-12

         Noteholder: The Person in whose name a Note is registered in the Note Register, except that, any Note registered in the name of the Seller, the Issuer or the Indenture Trustee or any Affiliate of any of them shall be deemed not to be outstanding and the registered holder will not be considered a Noteholder or holder for purposes of giving any request, demand, authorization, direction, notice, consent or waiver under the Indenture or the Trust Agreement provided that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee or the Owner Trustee knows to be so owned shall be so disregarded. Owners of Notes that have been pledged in good faith may be regarded as Holders if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes or any Affiliate of any of the foregoing Persons.

         Notes:  Each of the Class A Notes and Class B Notes.

         Officer's Certificate: With respect to the Servicer, a certificate signed by the President, Treasurer or Assistant Treasurer, a Vice President or an Assistant Vice President, of the Servicer and delivered to the Indenture Trustee. With respect to the Issuer, a certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 10.01 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an Officer's Certificate shall be to an Officer's Certificate of any Authorized Officer of the Issuer.

         Opinion of Counsel: A written opinion of counsel who may be in-house counsel for the Servicer, Seller or Household International, Inc. if acceptable to the Indenture Trustee, and the Rating Agencies or counsel for the Seller, as the case may be.

         Optimum Monthly Principal: As to any Payment Date, the sum of Available Investor Principal Collections, any Series 1996-2 Participation Interest Charge-Offs during the preceding Due Period and the lesser of Excess Interest and the Net Charge-Off as of the end of the preceding Payment Date.

         Outstanding: With respect to the Notes, as of the date of determination, all Notes theretofore executed, authenticated and delivered under this Indenture except:

                 (i) Notes theretofore cancelled by the Note Registrar or delivered to the Indenture Trustee for cancellation; and

                (ii) Notes in exchange for or in lieu of which other Notes have been executed, authenticated and delivered pursuant





                                 Appendix-13
         to the Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a holder in due course.

         Overcollateralization Amount: As to any Payment Date, the amount by which the Series 1996-2 Participation Interest Invested Amount exceeds the Aggregate Security Balances in each case after giving effect to distributions on such Payment Date.

         Overcollateralization Minimum Amount:   $[           ].

         Owner Trust Estate: The corpus of the Issuer created by the Trust Agreement.

         Owner Trustee: Chase Manhattan Bank Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

         Paying Agent: Any paying agent or co-paying agent appointed pursuant to Section 3.03 of the Indenture, which initially shall be the Indenture Trustee.

         Payment Account: The account established by the Indenture Trustee pursuant to Section 8.02 of the Indenture. The Payment Account shall be an Eligible Deposit Account.

         Payment Date: The 15th day of each month, or if such day is not a Business Day, then the next Business Day.

         Percentage Interest: With respect to any Payment Date and any Note, the percentage obtained by dividing the Security Balance of such Note prior to distributions on such Payment Date by the aggregate of the Security Balances of all Notes of the same Class. With respect to any Certificate, the percentage obtained by dividing the denomination specified on such Certificate by the Initial Principal Balance of the Certificates.

         Person: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Pooling and Servicing Agreement: The Pooling and Servicing Agreement dated as of September 1, 1995, as supplemented by the Supplement for Series 1995-1 dated as of September 1, 1995 and the Supplement for Series 1996-2 dated as of August 1, 1996, by and among the Seller, Servicer and the Deposit Trustee, as may be amended from time to time.

         Principal Balance: With respect to any Payment Date and each Note, the Initial Principal Balance thereof, reduced by all distributions of principal thereon prior to such Payment Date.




                                 Appendix-14

         Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

         Rating Agency: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Receivables: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Receivables Purchase Agreement: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Record Date: With respect to the Notes and any Payment Date, the Business Day next preceding such Payment Date and with respect to the Certificates and any Payment Date, the last Business Day of the month preceding the month of such Payment Date.

         Reference Bank Rate: With respect to any Interest Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the Aggregate Security Balance; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Indenture Trustee after consultation with the Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the Aggregate Security Balance. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Interest Period.

         Reference Banks: Three money center banks as selected by the Indenture Trustee after consultation with the Servicer.

         Registered Holder: The Person in whose name a Note is registered in the Note Register on the applicable Record Date.

         Responsible Officer: With respect to the Indenture Trustee, any officer of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

         Reversals: With respect to any Payment Date the sum of (i) the Net Charge-Off previously allocated, to the extent of Excess Interest for such Payment Date and (ii) the amounts treated as





                                 Appendix-15

Available Investor Principal Collections pursuant to Section 4.11(a)(iv) of the Supplement for the related Distribution Date; provided however, in no event will such Reversals exceed the Net Charge-Off.

         Sale: The meaning assigned to such term in Section 5.15 of the Indenture.

         Securities Act: The Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         Security:  Any of the Certificates or Notes.

         Security Balance: The Principal Balance of the Notes, or the Certificate Balance, as the case may be.

         Security Collections: With respect to any Payment Date the sum of Series 1996-2 Participation Interest Monthly Interest and Series 1996-2 Participation Interest Monthly Principal for such Payment Date.

         Securityholder or Holder:  Any Noteholder or a Certificateholder.

         Seller: Household Consumer Loan Corporation, a Nevada corporation and a wholly-owned, special purpose subsidiary of Household Finance Corporation, or its successor in interest.

         Seller's Trust Amount: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series Participation Interest: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest:  The Series 1996-2
Participation Interest issued pursuant to the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Charge-Offs: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Invested Amount: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Monthly Interest: The meaning assigned to such term in the Pooling and Servicing Agreement.

         Series 1996-2 Participation Interest Monthly Principal: The meaning assigned to such term in the Pooling and Servicing Agreement.





                                 Appendix-16

         Servicer:  HFC and its successors and assigns.

         Servicer Default: An event specified in Section 10.01 of the Pooling and Servicing Agreement.

         Single Certificate:  A Certificate in the denomination of $1,000,000.

         Single Note:  A Note in the amount of $100,000.

         Standard & Poor's: Standard & Poor's Ratings Services, a Division of the McGraw-Hill Companies, Inc., or its successor in interest.

         Successor Designated Certificateholder: The meaning assigned to such term in Section 9.02 of the Trust Agreement.

         Telerate Screen Page 3750: The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

         Treasury Regulations: Regulations, including proposed or temporary Regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

         Trust Agreement: The Trust Agreement dated as of August 1, 1996 between the Owner Trustee and the Seller, as amended from time to time.

         Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended from time to time, as in effect on any relevant date.

         UCC: The Uniform Commercial Code, as amended from time to time, as in effect in any specified jurisdiction.





                                 Appendix-17